UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 SCHEDULE 14A
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NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

MUELLER
Mueller Water Products

NOTICE OF ANNUAL MEETING

WHEN	WHERE	RECORD DATE
Monday, February 7, 2022; 10:00 A.M., Eastern Time	The Annual Meeting will be held virtually via live webcast at: www.meetnow.global/MFCCZPC
Only our stockholders at the close of business on December 13, 2021, the record date for voting at the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

ITEMS OF BUSINESS

Board Recommendation
Proposal 1	To elect ten directors	FOR each director nominee
Proposal 2	To approve, on an advisory basis, the compensation of our named executive officers	FOR
Proposal 3	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2022	FOR
Stockholders will also transact any other business properly brought before the Annual Meeting and any reconvened or rescheduled meeting following any adjournments or postponements thereof.
We use Securities and Exchange Commission rules allowing issuers to furnish proxy materials to their stockholders over the Internet. A Notice of Internet Availability of Proxy Materials or this Proxy Statement will first be mailed to our stockholders on or about December 22, 2021. Please refer to the Notice of Internet Availability of Proxy Materials, proxy materials email or proxy card you received for information on how to vote your shares and to ensure your shares will be represented and voted at the Annual Meeting.
By Order of the Board of Directors.
STEVEN S. HEINRICHS
Corporate Secretary
Atlanta, Georgia
December 22, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON February 7, 2022
This Proxy Statement and our 2021 Annual Report are available at www.proxyvote.com (for beneficial stockholders) and www.edocumentview.com/mwa (for registered stockholders).

PROXY STATEMENT FOR 2022 ANNUAL MEETING 1

LETTER FROM OUR
BOARD OF DIRECTORS

DEAR FELLOW STOCKHOLDERS,
In Fiscal 2021, we made progress on the Company’s strategic goals while continuing to navigate the day-to-day challenges of the pandemic and global supply chain disruptions. It is thanks to the ingenuity, commitment and execution of our employees and management team that we have weathered these challenges and continue to lead the water infrastructure industry through innovation.
Throughout the year, the management team remained focused on keeping employees safe and working to drive results for our customers, communities and stockholders. Strong market demand served as a driver for solid sales growth and our sales teams leveraged this momentum, achieving an increase of 15.2 percent in net sales for the full year.
As a Company committed to providing world class water technologies, we took action to expand our solutions and services portfolio with the acquisition of i2O Water Ltd. With the growing market acceptance of digitally enabled products and the progress our teams have made with new product development, we believe we are on the right path to help ensure future growth.
Under the direction of the Board of Directors, the management team also took meaningful steps in Fiscal 2021 to set our long-term environmental and social goals, which are detailed in our 2021 ESG Report that will be published in January 2022. We are excited about the progress made on our ESG initiatives in Fiscal 2021. In addition to conducting a third-party formal materiality assessment to help define the issues most important to our stakeholders, we also:
•conducted an evaluation of pay equity for all employee segments based on gender and race,
•implemented a Diversity and Inclusion Council which includes representatives from our manufacturing facilities as well as Corporate Headquarters, and
•continued work on a new brass foundry which will pour a lead-free copper alloy.
As we head into our 165th year, we will continue to advance our sustainability efforts, led by our values and always working to ensure that we are doing good for people and the planet.
Fiscal 2021 also brought a change to our Board of Directors as we welcomed our newest director, Jeffery S. Sharritts, who was appointed March 24, 2021. Mr. Sharritts brings to the Board particular expertise related to technology sales and marketing.
I would also like to take a moment to recognize Jerry Kolb, who, after 15 years of invaluable and distinguished service, will be retiring from the Board of Directors at the 2022 Annual Meeting. Mr. Kolb has been a tremendous leader, provided extraordinary service and exemplified sound judgement and guidance during his tenure. He will be sincerely missed.
Looking ahead, we are excited about the many opportunities Fiscal 2022 has in store and remain committed to bringing innovative solutions to the industries we serve and to making the most of your investment in Mueller Water Products.
I encourage you to review the accompanying Proxy Statement and associated material prior to our virtual Annual Meeting of Stockholders on February 7, 2022. You will find information about the Meeting, including the matters to be voted on, in the Notice of Meeting and Proxy Statement.
On behalf of the Board of Directors and our entire company, thank you for your commitment and support of Mueller Water Products.
Yours truly,

MARK J. O'BRIEN
Non-Executive Chairman of the Board
2 MUELLER WATER PRODUCTS, INC.

PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting.
Company Overview
The Mueller Water Products story began in 1857 when a young machine shop apprentice immigrated to America to establish his first business in Decatur, Illinois. In the 164 years since, the Mueller name has become known for innovative water distribution products of superior quality, many of which have become industry standards.
Although the business has undergone many changes throughout the years, our commitment to innovation has never wavered. We are proud of our position as a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America and of our broad product and service portfolio found worldwide, which includes engineered valves, fire hydrants, pipe connection and repair products, metering products, leak detection, pipe condition assessment, pressure management products and software technology that provides critical water system data.
It is this breadth of products and services that makes it possible for us to deliver sustainable and efficient solutions that bridge the gap between intelligence and infrastructure, helping our customers deliver important water resources to their communities and empowering the smart cities of the future. We are one of the only companies that can fulfill the needs of water utilities from end to end – at the source, at the plant, below the ground, on the street and in the cloud. Built on a solid legacy of innovation, we have the expertise and vision to provide advanced infrastructure and technology solutions for transmitting, distributing, measuring and monitoring water more safely and effectively than ever before, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. To learn more visit www.muellerwaterproducts.com.
Notable Achievements in Fiscal 2021

We acquired i2O Water Ltd, a company organized in the United Kingdom, to expand and accelerate our pressure management solutions and analytics portfolio.
We made continued strides in increasing our corporate efficiencies and reducing our geographic footprint with the ongoing consolidation of our facilities in Woodland, Washington; Hammond, Indiana; Aurora, Illinois; and Surrey, British Columbia into the recently acquired facility in Kimball, Tennessee.
We issued $450 million of 4.0% Senior Unsecured Notes due in 2029 and redeemed our 5.5% Senior Unsecured Notes that were due in 2026.
We published our inaugural ESG Report in December 2020.
Highlights of Fiscal 2021 Performance

Focused on Operational Investment and Efficiencies to Increase Long-Term Stockholder Value
We generated net sales of $1,111.0 million, operating income of $131.7 million, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $203.6 million, net cash from operations of $156.7 million and net income per diluted share of $0.44 (with adjusted net income per diluted share of $0.56). Adjusted EBITDA and adjusted net income are financial measures not calculated in accordance with generally accepted accounting principles in the U.S. ("GAAP") and are therefore considered non-GAAP measures. See Exhibit A for a reconciliation of non-GAAP information to GAAP information.

Dividend Benefits	Stockholder Value
•We paid stockholders a quarterly $0.055 per share dividend during fiscal 2021, an increase of 4.8% from fiscal 2020. •We returned $34.8 million to our stockholders through dividends in fiscal 2021.	We repurchased $10 million of our outstanding Common Stock during fiscal 2021.

PROXY STATEMENT FOR 2022 ANNUAL MEETING 3

PROXY SUMMARY

Proposal One
Election of Ten Directors
The Board recommends a vote FOR each nominee for director.
Director Nominees
Our directors are elected annually by the affirmative vote of a majority of the votes cast. All nominees are independent, except Mr. Hall, our President and CEO. The Board held 7 meetings in fiscal 2021 and each director attended 100% of the total number of meetings of the Board and committees of which the director was a member.
The following table provides summary information about each director nominee. See “The Board of Directors” for more information about each nominee.

Name and Experience	Age	Director Since	Independent	Board Committees
Shirley C. Franklin President of Clarke-Franklin & Associates, Inc.; former Mayor of Atlanta	76	2010
Scott Hall President and Chief Executive Officer of Mueller Water Products, Inc.	57	2017
Thomas J. Hansen Former Vice Chairman of Illinois Tool Works Inc.	72	2011
Mark J. O’Brien(1) Former Chairman and Chief Executive Officer of Walter Investment Management Corp.	78	2006
Christine Ortiz Morris Cohen Professor of Materials Science and Engineering at Massachusetts Institute of Technology	51	2019
Bernard G. Rethore Chairman Emeritus and former Chief Executive Officer of Flowserve Corporation	80	2006
Jeffery S. Sharritts Senior Vice President of the Americas of Cisco	53	2021
Lydia W. Thomas Former President and Chief Executive Officer of Noblis, Inc.	77	2008
Michael T. Tokarz Chairman of Tokarz Group, LLC	72	2006
Stephen C. Van Arsdell(2) Former Senior Partner of Deloitte LLP; Chairman and Chief Executive Officer of Deloitte & Touche LLP	71	2019

Chairperson	Member	A = Audit	E = EHS	X = Executive	G = Governance	C = Compensation
(1)Mr. O'Brien serves as our Non-Executive Chairman. See "Proposal One: Election of Ten Directors — Board Structure — Board Leadership Structure" for more information.
(2)Upon the recommendation of the Nominating and Corporate Governance Committee, the Board appointed Mr. Van Arsdell as Chair of the Audit Committee effective January 1, 2022. Mr. Kolb will continue to serve as Chair of the Audit Committee until such time.
4 MUELLER WATER PRODUCTS, INC.

PROXY SUMMARY
2021 Board Snapshot

INDEPENDENCE	AGE	TENURE	DIVERSITY
1 Not independent	3 50 to 60	4 0 to 5 years	3 Women

9 Independent	7 Over 70	6 Over 10 years	4 Underrepresented Minorities

Stockholder Engagement
We believe that strong corporate governance should include regular engagement with our stockholders to discuss various topics, including corporate governance, compensation, performance, strategy and other matters. With regular engagement with our stockholders, we are able to strengthen our relationships with stockholders and better understand stockholders’ views on our policies and practices and other matters of importance to our business. In 2021, management and the Board continued to reinforce our commitment to building long-term relationships with our stockholders. During the year, we utilized a variety of avenues for engagement including our Annual Meeting of Stockholders, in-person and virtual meetings, quarterly earnings calls and other investor events.

Fiscal 2021 engagement included:
•Twelve investor events, held virtually this year, including conferences, road shows and meetings
•Topics of discussion included:
•Drivers of sales growth including pricing initiatives, end market growth expectations and new product development
•Health of key end markets, including municipal repair and replacement and residential construction, as well as any impact from the COVID-19 pandemic and future potential benefits from a federal infrastructure bill
•Impact of inflationary pressures, supply chain challenges, labor availability and COVID-19 on operations, financial performance and margins
•Environmental, Social and Governance concerns, motivations and initiatives
•Capital spending plans, including three large capital projects
•Cash flow expectations, including liquidity and working capital
•Debt refinancing
•Capital allocation strategy, including future capital spending and acquisitions, dividends and share repurchases
•Our Annual Meeting
We value the stockholder feedback that we receive through our engagement activities.
Sustainability
PRIORITY AND REPORTING
We view sustainability, including environmental, social and governance (“ESG”) practices, as essential to our long-term viability. As an industry leader for over 160 years, we embrace our responsibilities for sustainability stewardship. We recognize that these responsibilities not only address our commitment to our employees and our facilities, but also extend to our other stakeholders, including our investors, customers, suppliers and communities.
Access to clean, safe water is essential. With the depletion of freshwater sources, the impacts of climate change and aging water infrastructure, we understand the importance of managing resources from start to finish. As a good steward and leader in water infrastructure, we embrace the opportunity and responsibility to make the world a better place for the benefit of future generations.
PROXY STATEMENT FOR 2022 ANNUAL MEETING 5

PROXY SUMMARY
In December 2020, the Company published its inaugural ESG Report, which includes the principal sustainability metrics the Company tracks: water/energy usage, greenhouse gas emissions and solid waste creation. The most current ESG Report may be found at https://www.muellerwaterproducts.com/sustainability-program-vision-and-values. Our ESG Report is not a part of or incorporated by reference in this Proxy Statement.
In fiscal 2021, we remained focused on our ESG commitments, which are intended to create value for our stakeholders. We took meaningful steps this year and established long-term environmental and social goals, which will be included in our next ESG Report that will be published in January 2022. We are excited about the progress made through our ESG initiatives including:
•Completion of a third-party formal materiality assessment to help define the issues most important to our stakeholders;
•Progression toward a new brass foundry which will pour a lead-free copper alloy;
•Evaluation of pay equity for all employee segments based on gender and race; and
•Implementation of a Diversity and Inclusion Council, which includes representatives from our manufacturing facilities as well as corporate headquarters.
SUSTAINABILITY APPROACH
•Our approach to sustainability programs and initiatives is rooted in and guided by the sustainability reporting standards set forth by the Global Reporting Initiative, the Sustainability Accounting Standards Board and the United Nations Sustainable Development Goals.
•When we were spun off as a publicly traded company, our Board formed the Environment, Health and Safety Committee to oversee and guide our progress toward smart sustainability, making sustainability a key consideration in our directors’ deliberations and informing their overall approach to risk oversight.
•Management formed the ESG Management Committee to develop, monitor, implement, measure and report on ESG-related matters.
SOCIAL STEWARDSHIP
•We provide access to benefits and offer programs that are designed to support work-life balance, including physical, financial and mental health resources for employees and their families.
•We promote and facilitate a high-performance, inclusive workplace. Mueller was named a Winning ‘W’ Company by 2020 Women on Boards for having at least twenty percent women on its Board before the year 2020.
•We utilize a new associate development program to introduce and train new generations of employees entering the Mueller family.
•We partner, each year, with the American Water Works Association and local organizations providing scholarships, charitable donations and employee volunteers.
•We drive best practices development and benchmarking through the use of lean principles and our safety excellence and leadership program.
•We focus on the prevention of all injuries, with an emphasis on the prevention of serious injuries and fatalities.
•We seek to utilize new technologies and data analytics to drive safety performance improvement.
ENVIRONMENTAL STEWARDSHIP
•We strive to reduce our energy, water and material usage, maintaining a close watch on key performance indicators.
•We engage our supply chain to improve packaging and freight efficiencies.
•We strive to integrate sustainability key performance indicators into our facilities.
•We seek to locate our facilities in areas with increased renewable energy sources.
•We invest in the modernization of our facilities.
•We develop and implement effective programs to upgrade to energy efficient equipment, utilize reusable material and implement cutting-edge technology.
•We work to standardize equipment and procedures across all our facilities to promote consistent, efficient manufacturing processes.
GOVERNANCE STEWARDSHIP
•We are committed to a best-in-class governance structure built on a comprehensive set of corporate governance guidelines that promote the interests of our stockholders.
6 MUELLER WATER PRODUCTS, INC.

PROXY SUMMARY
•Our Board is led by an independent Chairman of the Board and supported by the work of fully independent standing committees of the Board.
•We promote director effectiveness through director orientation and mentoring, continuing education and regular Board, committee and director self and peer evaluations.
•We foster board and committee independence by conducting frequent executive sessions without the CEO or other members of management present.
•We maintain significant Common Stock ownership guidelines, prohibit hedging and pledging of our Common Stock and adhere to a clawback policy relative to executive compensation.
•We maintain a robust stockholder engagement program.
See “Proposal One - Election of Ten Directors — The Board’s Role and Responsibilities — Board Oversight — Environmental, Social and Governance (“ESG”)” for information regarding the Company's governance practices.

Proposal Two
Advisory Resolution to Approve Executive Compensation
The Board recommends a vote FOR this proposal.
Framework of 2021 Compensation
The following table lists the primary elements of our compensation structure. This overview should be read in conjunction with the more complete information set forth under “Compensation Discussion and Analysis” below.

Pay Element	Salary	Bonus	Options	RSUs	PRSUs(1)
Recipients			All NEOs

Period of Grant	Generally reviewed every 12 months	Annually	Annually	Annually	Annually
Form of Delivery	Cash			Equity

Type of Performance	Short-term emphasis			Long-term emphasis

Performance Measures	—	Mix of financial results and EHS-related operational goals	Value of delivered shares based on stock price on date of exercise or lapse	Value of delivered shares based on stock price on vesting dates	Return on Net Assets ("RONA") achievement	Relative total shareholder return ("rTSR")
Performance Period / Vesting	Ongoing	1 year	Generally vest annually over 3 years	Generally vest annually over 3 years	Measured and earned annually and vest at the end of the 3-year award cycle	Vest at the end of the 3-year award cycle
How Payout Determined	Predominantly tied to Peer Group data, with an element of Compensation Committee discretion	Predominantly formulaic (based on performance against goals), with an element of Compensation Committee discretion	Completion of required service period through each vesting date	Completion of required service period through each vesting date	Formulaic (based on performance against goals) for specific performance periods	Formulaic (based on performance against peers) for specific performance periods
(1)PRSUs based upon RONA were last awarded on December 3, 2019 for fiscal year 2020. The last tranche of RONA-based PRSUs vests on September 30, 2022.
PROXY STATEMENT FOR 2022 ANNUAL MEETING 7

PROXY SUMMARY

CEO TARGET COMPENSATION MIX(1)	OTHER NEOs TARGET COMPENSATION MIX(1)

(1)Excludes Other Compensation. See "Executive Compensation — Summary Compensation Table" for total compensation earned.

ANNUAL CASH INCENTIVE	LONG-TERM INCENTIVE

2021 Performance Highlights Related to Executive Compensation
The Compensation and Human Resources Committee established several performance metrics, including those set forth below, to assess and determine incentive plan compensation earned during fiscal 2021.

Company Results for Performance Evaluation Basis
	Adjusted Net Sales	Adjusted EBITDA	Adjusted Cash Flow from Operations (before tax)	Return on Net Assets (%)
	($ in millions)
2021	$1,104.2	$204.3	$176.0	22.9

See “Proposal Two - Advisory Resolution to Approve Executive Compensation — Compensation Discussion and Analysis — Highlights of 2021 Performance Related to Executive Compensation” for more information and Exhibit A for a reconciliation of the non-GAAP financial measures used in determining executive compensation to GAAP financial results.
Highlights of 2021 Executive Compensation
We design our executive compensation programs to target total compensation (and each principal element of compensation) for our NEOs at or about the regressed 50th percentile of our customized peer group. The principal elements of these compensation programs are base salary, annual performance-based cash bonus, and long-term incentive and performance-based equity compensation. Additionally, our NEOs are covered under our broad-based employee benefit plans and executive severance plan1.
1 Messrs. Hall and Heinrichs and Ms. Zakas are subject to specific employment agreements and do not receive benefits under the executive severance plan.

8 MUELLER WATER PRODUCTS, INC.

PROXY SUMMARY
We structure a significant portion of executives’ total compensation as incentive / performance-based compensation.
•We set clear and measurable financial goals for Company performance.
•We assess progress toward strategic priorities when evaluating individual performance.
•We align executive compensation with shareholder value with performance metrics, including relative total shareholder return (“rTSR”) and return on net assets (“RONA”).

CEO TOTAL TARGET COMPENSATION(1)	OTHER NEOs TOTAL TARGET COMPENSATION(1)

(1)Excludes Other Compensation. See "Executive Compensation — Summary Compensation Table" for total compensation as earned.
Compensation for fiscal 2021 reflects Company performance.
•Our NEOs’ compensation was positively affected by our performance in relation to targets set for fiscal 2021.
•Annual cash bonuses earned by our NEOs were 146.3% of target, except Mr. Hall. In view of the Albertville tragedy, Mr. Hall received zero percent for the health and safety component of the EHS incentive metric, which reduced the target level from 10% to 2.5%. This resulted in an annual cash bonus of 141.8% of target.
•Long-term compensation based on RONA was earned at 116.1% of target for fiscal 2021.
•Long-term compensation based on rTSR granted in fiscal 2020 and fiscal 2021 is earned and vests over the applicable three-year cumulative performance period. Prior to fiscal 2020, no portion of the long-term compensation was based on rTSR.
•Long-term compensation in the form of stock options awarded in fiscal 2021 vests annually over a three-year period.
We continue to maintain best practices for executive compensation.
•Our equity incentive plan prohibits the repricing or exchange of equity-based awards without stockholder approval.
•We prohibit hedging and pledging of our Common Stock by executives or directors.
•Our executives and directors are subject to stock ownership guidelines.
•We can “clawback” cash- or equity-based compensation paid to executives under certain circumstances.
•We do not provide excise tax gross-up benefits.
•We design our compensation programs to mitigate risk.
•We require a “double trigger” with respect to equity award vesting upon a change-in-control.
See “Proposal Two - Advisory Resolution to Approve Executive Compensation — Compensation Discussion and Analysis — Executive Compensation Program Overview”, “— Other Factors Considered by the Compensation Committee” and “— Other Compensation Practices and Policies” for more information regarding our compensation philosophy, structure and developments.

Proposal Three
Ratification of the Appointment of our Independent Registered Public Accounting Firm for Fiscal 2022
The Board recommends a vote FOR this proposal.
The Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements and internal control over financial reporting for the fiscal year ending September 30, 2022, subject to negotiation of definitive fee arrangements.
PROXY STATEMENT FOR 2022 ANNUAL MEETING 9

10 MUELLER WATER PRODUCTS, INC.

PROXY STATEMENT FOR 2022 ANNUAL MEETING 11

ELECTION OF DIRECTORS

Proposal One
Election of Ten Directors
The Board recommends a vote FOR each nominee for director.

The Board of Directors
The Nominating and Corporate Governance Committee (the “Governance Committee”) is responsible for identifying qualified candidates to serve on the Board and recommending nominees to be submitted to our stockholders for election at each annual meeting. After the Governance Committee completes its evaluation of candidates, it presents its recommendation to the Board for consideration and approval.
We strive to maintain a diverse Board whose collective body of skills and experience supports achievement of the Company’s strategy. We work to balance industry expertise with independence and the institutional knowledge of longer-tenured directors with the fresh perspectives brought by new directors. The Governance Committee uses a matrix of key skills and experiences to evaluate candidates. The Governance Committee carefully reviews all directors and director candidates in light of these factors based on the context of the current and anticipated composition of the Board and our current and anticipated strategic and operating requirements. In reviewing a director candidate, the Governance Committee considers the following elements as qualifications required of all directors:

•Personal ethics and integrity •Independence	•Collaborative skills •Interpersonal skills	•Commitment •Business acumen
The Governance Committee expects and intends the Board to be comprised of directors with diverse backgrounds, skills and experiences. Although the Board does not have a formal policy regarding diversity, diversity is among the criteria considered by the Board when evaluating candidates. Diversity may include gender, race, ethnicity, geographic origin/foreign citizenship or personal, educational and professional experience. The Governance Committee further believes the backgrounds and qualifications of the directors, considered as a group, should provide an appropriate mix of experience, knowledge and abilities that will enhance the Board’s oversight role.
After fifteen years of distinguished service as a director on our Board, it is expected that Jerry Kolb will retire from the Board at the 2022 Annual Meeting. From 1986 to 1998, Mr. Kolb served as a Vice Chairman of Deloitte LLP, a registered public accounting firm, and is a certified public accountant. Mr. Kolb has served on multiple Board committees and as Chair of the Audit Committee since 2015. His broad perspective in accounting and financial reporting matters and his extensive experience in audit, finance, compensation and executive management matters have been a guiding light for the Company over the past fifteen years. We would like to take this opportunity to thank Mr. Kolb for his many years of service, oversight, guidance and dedication.
In connection with Mr. Kolb’s retirement, the Board will follow the recommendation of the Governance Committee and reduce the size of the Board from eleven to ten members upon Mr. Kolb’s retirement.

12 MUELLER WATER PRODUCTS, INC.

ELECTION OF DIRECTORS
Set forth below is a summary of the key skills and experience reflected in our director nominees.

SKILLS & EXPERIENCE AND LINK TO STRATEGY
	Franklin	Hall	Hansen	O’Brien	Ortiz	Rethore	Sharritts	Thomas	Tokarz	Van Arsdell
Executive Leadership/CEO	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Corporate Governance	✓		✓	✓		✓		✓	✓	✓
Financial/Capital Allocation	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Government and Regulatory Affairs	✓	✓		✓	✓	✓	✓	✓	✓	✓
International Business		✓	✓	✓	✓	✓	✓	✓	✓	✓
Mergers and Acquisitions		✓	✓	✓		✓	✓	✓	✓	✓
Multiple-Part Manufacturing		✓	✓		✓	✓			✓
Strategic Planning	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Enterprise Risk Management	✓	✓	✓	✓	✓	✓		✓	✓	✓
Human Capital Management	✓	✓	✓	✓	✓	✓	✓	✓	✓
Environment, Health and Safety	✓	✓	✓		✓	✓		✓
Technology/Systems		✓			✓		✓	✓
Materials Science and Engineering					✓
Branding	✓	✓	✓	✓	✓	✓	✓	✓
After evaluating each director and the composition of the full Board, the Governance Committee has recommended each nominee identified above for election. If elected, each of the ten individuals nominated for election to the Board will hold office until the 2023 Annual Meeting of Stockholders and until his or her successor is elected and qualified. Each nominee has agreed to serve as a director if elected. However, if for some unforeseen reason a nominee becomes unwilling or unable to serve, proxies will be voted for a substitute nominee selected by the Board. In lieu of designating a substitute nominee, the Board, in its discretion, may reduce the number of directors.

PROXY STATEMENT FOR 2022 ANNUAL MEETING 13

ELECTION OF DIRECTORS
Information about the nominees, including information concerning their qualifications for office, is set forth below:

Age: 76 Director since: 2010 Board committees:	Shirley C. Franklin

Background
Ms. Franklin has served as the President of Clarke-Franklin & Associates, Inc., a management consulting firm, since 1995 and previously served as the Executive Board Chair of Purpose Built Communities, Inc. from 2011 to 2020. She currently serves as Chair of the board of directors of the National Center for Civil and Human Rights and is a board member of the Paul Volcker Alliance, both non-profit organizations dedicated to public service missions. Ms. Franklin also serves on the boards of a number of other non-profit organizations including the CDC Foundation; the CF Foundation, a family foundation based in Atlanta; the Atlanta Regional Commission on Homelessness; the National Alliance for Public Charter Schools; and Purpose Built Schools Atlanta. From 2002 to 2010, Ms. Franklin served as mayor of Atlanta, Georgia. Ms. Franklin earned a Bachelor of Arts degree in sociology from Howard University and a Master’s degree in sociology from the University of Pennsylvania.
Key Experiences
The Board considered Ms. Franklin’s record of civic involvement and significant executive management experience, which has spanned three decades. In addition, during her service as mayor of Atlanta, Ms. Franklin worked to rebuild the city’s water infrastructure.

Other public company boards within the last five years: Delta Air Lines, Inc.

Age: 57 Director since: 2017 Board committees:	J. Scott Hall

Background
Mr. Hall has served as our President and Chief Executive Officer since January 2017. He served as President and CEO of Textron’s Industrial segment from December 2009 until January 2017. Mr. Hall joined Textron in 2001 as president of Tempo, a multi-facility roll-up of communication test equipment. He was named president of Greenlee in 2003 when Tempo became part of the Greenlee business unit. Prior to joining Textron, Mr. Hall had several leadership roles at General Cable, a leading manufacturer of wire and cable. Mr. Hall ran General Cable’s Canadian businesses before taking over responsibility for General Cable’s Global Communications business. Mr. Hall earned his Bachelor of Commerce degree from Memorial University of Newfoundland and his MBA from the University of Western Ontario Ivey School of Business.
Key Experiences
The Board considered Mr. Hall’s commercial experience and business leadership skills gained from his past and current positions in management.

Other public company boards within the last five years: Altra Industrial Motion, Inc.

Chairperson	Member	A = Audit	E = EHS	X = Executive	G = Governance	C = Compensation
14 MUELLER WATER PRODUCTS, INC.

ELECTION OF DIRECTORS

Age: 72 Director since: 2011 Board committees:	Thomas J. Hansen

Background
Until 2012, Mr. Hansen served as Vice Chairman of Illinois Tool Works Inc. (“ITW”), a manufacturer of fasteners and components, consumable systems and a variety of specialty products and equipment. He joined ITW in 1980 as a sales and marketing manager of the Shakeproof Industrial Products businesses. From 1998 to 2006, Mr. Hansen served as Executive Vice President of ITW, and from 2014 to 2018, he also served as a director of Gill Industries Inc., a privately held corporation. Mr. Hansen earned a Bachelor of Science degree in marketing from Northern Illinois University and a Master of Business Administration degree from Governors State University.
Key Experiences
The Board considered Mr. Hansen’s experience as a senior executive of a large diversified industrial manufacturing company that faces many of the same economic, social and governance issues we face.

Other public company boards within the last five years: Standex International Corporation, Terex Corporation

Age: 78 Director since: 2006 Board committees:	Mark J. O’Brien

Background
Mr. O’Brien serves as our Non-Executive Chairman. He served as Chairman of Walter Investment Management Corp. (formerly Walter Industries’ Homes Business), a mortgage portfolio owner and mortgage originator and servicer, from 2009 through December 2015, and he served as its Chief Executive Officer from 2009 to October 2015. Mr. O’Brien has served as President and Chief Executive Officer of Brier Patch Capital and Management, Inc., a real estate management and investment firm, since 2004. He served in various executive capacities at Pulte Homes, Inc., a home building company, for 21 years, retiring as President and Chief Executive Officer in 2003. Mr. O’Brien earned a Bachelor of Arts degree in history from the University of Miami.
Key Experiences
The Board considered Mr. O’Brien’s knowledge of capital markets, municipal finance and the homebuilding and real estate sectors of the economy.

and ex officio member of all other standing committees Other public company boards within the last five years: Walter Investment Management Corp.

Chairperson	Member	A = Audit	E = EHS	X = Executive	G = Governance	C = Compensation
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ELECTION OF DIRECTORS

Age: 51 Director since: 2019 Board committees:	Christine Ortiz

Background
Dr. Ortiz is the Morris Cohen Professor of Materials Science and Engineering at the Massachusetts Institute of Technology. The author of more than 200 scholarly publications, she has supervised research projects across multiple academic disciplines, received 30 national and international honors, including the Presidential Early Career Award in Science and Engineering awarded to her by President George W. Bush, and served as the Dean for Graduate Education at MIT from 2010 to 2016. She is also the founder of an innovative, nonprofit, post-secondary educational institution, Station1. Dr. Ortiz earned a Bachelor of Science degree from Rensselaer Polytechnic Institute and a Master of Science degree and a Doctor of Philosophy degree from Cornell University, each in the field of materials science and engineering.
Key Experiences
The Board considered Dr. Ortiz’s background as a dean, a social entrepreneur and a distinguished scientist and engineer whose research focuses on multi-scale mechanics of structural materials, materials design, nanotechnology, additive manufacturing, and computational materials.

Age: 80 Director since: 2006 Board committees:	Bernard G. Rethore

Background
Mr. Rethore has served as Chairman Emeritus of Flowserve Corporation, a manufacturer of pumps, valves, seals and components, since 2000. From January 2000 to April 2000, he served as Flowserve’s Chairman. Mr. Rethore had previously served as its Chairman, President and Chief Executive Officer. In 2008, Mr. Rethore was honored by the Outstanding Directors Exchange as an Outstanding Director of the Year, and in 2012, he was designated a Board Leadership Fellow by the National Association of Corporate Directors. He earned a Bachelor of Arts degree in Economics (Honors) from Yale University and a Master of Business Administration degree from the Wharton School of the University of Pennsylvania, where he was a Joseph P. Wharton Scholar and Fellow.
Key Experiences
The Board considered Mr. Rethore’s more than 30 years of experience at senior executive level positions with public manufacturing companies and his service on the boards of multiple public companies, as a member and chair of their executive, audit, compensation, environment, health and safety, governance and special committees. His extensive management and board experience make him a valuable contributor to the Board on matters involving business strategy, capital allocation, merger and acquisition opportunities and corporate governance.

Other public company boards within the last five years: Dover Corp., Walter Energy, Inc.

Chairperson	Member	A = Audit	E = EHS	X = Executive	G = Governance	C = Compensation
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Age: 53 Director since: 2021 Board committees:	Jeffery S. Sharritts

Background
Mr. Sharritts is the Senior Vice President of the Americas at Cisco. During his 20-year tenure at Cisco, Mr. Sharritts has served in several executive sales roles, including Senior Vice President, U.S. Commercial Sales, from 2014 to 2018. Mr. Sharritts holds Advisory Board Member positions with the Georgia Chamber of Commerce and Metro Atlanta Chamber of Commerce. He earned his Bachelor of Science degree in Business Administration from The Ohio State University.
Key Experiences
The Board considered Mr. Sharritts’ extensive experience at senior executive level positions and particular expertise related to technology sales and marketing.

Age: 77 Director since: 2008 Board committees:	Lydia W. Thomas

Background
Dr. Thomas served as President and Chief Executive Officer of Noblis, Inc., a public interest scientific research, technology and strategy company, from 1996 to 2007. She was previously with The MITRE Corporation, Center for Environment, Resources and Space, serving as Senior Vice President and General Manager from 1992 to 1996, Vice President from 1989 to 1992 and Technical Director from 1982 to 1989. In 2013, she was honored by the Outstanding Directors Exchange as an Outstanding Director of the Year. Dr. Thomas is also a member of the Council on Foreign Relations. She earned a Bachelor of Science degree in zoology from Howard University, a Master of Science degree in microbiology from American University and a Doctor of Philosophy degree in cytology from Howard University.
Key Experiences
The Board considered Dr. Thomas’ extensive experience at senior executive level positions and particular expertise related to information technology and environment, health and safety matters.

Other public company boards within the last five years: Cabot Corporation, Washington Mutual Investors Fund

Chairperson	Member	A = Audit	E = EHS	X = Executive	G = Governance	C = Compensation
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ELECTION OF DIRECTORS

Age: 72 Director since: 2006 Board committees:	Michael T. Tokarz

Background
Michael T. Tokarz has been a member of our board of directors since April 2006. From 1985 until 2002, Mr. Tokarz served as a member of the limited liability company that serves as the general partner of Kohlberg Kravis Roberts & Co. L.P., a private equity company. He served as non-executive Chairman of the Board of Walter Energy, Inc. until July 2016, and until May 2017, he served as a director of CNO Financial Group, Inc. (formerly Conseco, Inc.), an insurance provider, and as a director of Walter Investment Management Corp. From 2003 to 2020, Mr. Tokarz served as Chairman of the Board of MVC Capital, Inc., a registered investment company. Mr. Tokarz has served since 2002 as Chairman of the Board of Tokarz Group, LLC, an investment company, and since 2014 as one of the cofounders of Public Pension Capital, a private equity fund. In 2020, he assumed the role of vice chair of Shield T3, LLC, a COVID-19 testing company owned by the Board of Trustees of the University of Illinois. In 2007, he was honored by the Outstanding Directors Exchange as an Outstanding Director of the Year. Mr. Tokarz earned a Bachelor of Arts degree in economics with high distinction and a Master of Business Administration degree in finance from the University of Illinois.
Key Experiences
The Board considered Mr. Tokarz’s knowledge and experience in banking and finance, his entrepreneurial and business leadership skills, his more than 20 years of board experience with publicly traded companies and his extensive corporate governance expertise.

Other public company boards within the last five years: MVC Capital, Inc., Walter Energy, Inc., CNO Financial Group, Inc., Walter Investment Management Corp.

Age: 71 Director since: 2019 Board committees:	Stephen C. Van Arsdell

Background
Mr. Van Arsdell is a former senior partner of Deloitte LLP, where he served as Chairman and Chief Executive Officer of Deloitte & Touche LLP from 2010-2012 and as Deputy Chief Executive Officer from 2009-2010. He also served as a member of Deloitte’s board of directors from 2003-2009, during which time he held the position of Vice-Chairman. Mr. Van Arsdell has served as a member of the board of directors of First Midwest Bancorp, Inc. since 2017 and has been a member of the audit committee of Brown Brothers Harriman since 2015. Mr. Van Arsdell earned both a Bachelor of Science degree in Accounting and a Masters of Accounting Science degree from the University of Illinois. He is a certified public accountant.
Key Experiences
The Board considered Mr. Van Arsdell’s extensive background in audit and finance together with his expertise in accounting, risk management and corporate governance.

Other public company boards: First Midwest Bancorp, Inc.

Chairperson	Member	A = Audit	E = EHS	X = Executive	G = Governance	C = Compensation
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Board Refreshment/Board Succession Planning
The Board believes that thoughtful refreshment is necessary to ensure that the Board remains aligned with the needs of the Company as it evolves. To that end, the Governance Committee regularly assesses director succession and board refreshment, with a focus on maintaining an optimal mix of institutional knowledge, industry expertise and fresh insight among its directors.
While the Board believes that tenure and age are important considerations in assessing Board composition, it also believes that the institutional knowledge and industry expertise contributed by its longer-tenured directors are of significant value to the Company and its current strategic direction. For this reason, the Board does not make membership decisions based solely on either metric.
Of equal importance is the varied perspective that new Board members bring. Three new directors have joined the Board since 2019 — their addition reflects the Board’s strong commitment to diversity across multiple dimensions including technical and financial skills, expertise and career background as well as personal traits such as age, gender and ethnicity.
Board Composition
The Board continues to identify and incorporate directors with diverse experiences and perspectives to provide the Company with thoughtful and engaged board oversight. In fiscal 2021, the Board was composed of eleven directors. With Mr. Kolb’s retirement, the number of Board members will be reduced to ten directors. Each of our director nominees is independent, except Mr. Hall, our President and CEO. As demonstrated by the following key metrics, the Board actively seeks highly qualified women, individuals from underrepresented minorities and those with a wealth of diverse skills and talents to join the Board.

9 of our 10 directors are independent, including the Chairman	10 of our 10 directors have Executive Leadership/CEO experience
3 of our 10 directors are women	4 of our 10 directors are from underrepresented minorities
7 of our 10 directors have Corporate Governance experience

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ELECTION OF DIRECTORS
Director Nomination Process

In discharging its responsibility related to director nominations, the Governance Committee receives input from other directors and, if applicable, an independent professional search firm. It also considers and evaluates candidates recommended by stockholders, as described below. The Governance Committee utilizes the same process and criteria to evaluate all candidates.
The Governance Committee’s comprehensive evaluation includes multiple stages. The Chair of the Governance Committee interviews each qualified candidate and selects candidates to be interviewed by other members of the Governance Committee. The Governance Committee's evaluation includes a reference and background check, as well as interviews and discussions about the candidate’s qualifications, availability and commitment. The Governance Committee reviews the results of all interviews and makes a recommendation to the full Board with respect to nominating a candidate for election to the Board. The Board expects all candidates recommended to the full Board to have received the approval of all members of the Governance Committee.
In evaluating candidates, the Governance Committee considers a variety of qualifications, experience, attributes and skills and recognizes that a diversity of knowledge, viewpoints and experience can enhance the Board’s effectiveness. Accordingly, as part of its evaluation, the Governance Committee considers how the candidate’s background, qualifications, experience, attributes and skills may enhance the quality of the Board’s deliberations and decisions.
Nomination Process At-a-Glance
1	Establish Candidate Pool
2	Conduct Interview by Chair
3	Perform Reference / Background Check and Governance Committee Interviews
4	Review Results and Recommend

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Set forth below is a summary of the key skills and experience necessary for the Board as a whole. See “Proposal One - Election of Ten Directors — The Board of Directors” for information concerning each nominee’s relevant skills and experience.

Skill/Experience	Relevance to Mueller Water Products

Executive Leadership/CEO experience. Experience serving in top management positions is important since these directors bring perspective in analyzing, shaping and overseeing strategy and the execution of important operational and policy issues at a senior level.

Corporate Governance expertise. Directors who have corporate governance experience can assist the Board in fulfilling its responsibilities related to the oversight of our legal, environmental and regulatory compliance.

Financial/Capital Allocation expertise. Knowledge of financial markets, financing and funding operations, accounting and financial reporting processes is important since it assists our directors in understanding, advising and overseeing our capital structure, financing and investing activities, financial reporting and internal control of these activities.

Government and Regulatory Affairs expertise. Directors who have served in government positions or who have worked extensively with governments, environmental or regulatory bodies can provide oversight of compliance with rules and regulations and insight into working constructively with government, environmental and regulatory bodies.

International Business experience. Since we manufacture and sell certain of our products outside the United States, directors with global expertise can provide a useful business and cultural perspective regarding significant aspects of our businesses.

Mergers and Acquisitions experience. Since we have a strategy of selectively pursuing potential acquisitions, directors who have a background in M&A transactions can provide useful insight into developing and implementing strategies for growing our businesses through combination with other organizations.

Multiple-part Manufacturing and Operations experience. Experience in manufacturing is useful in understanding our research and development efforts, product engineering, design and manufacturing, operations, products and the market segments in which we compete.

Strategic Planning expertise. We operate in competitive markets and our businesses are subject to a wide variety of risks. Directors who have strategic planning experience can assist the Board in adopting policies and procedures responsive to the risks we face.

Enterprise Risk Management experience. In light of the potential financial and reputational damage that can occur when companies fail to oversee compliance and properly manage risk, it is increasingly important to include directors with extensive enterprise risk management experience .

Human Capital Management experience. Because we recognize that an engaged and diverse workforce is the foundation of our success, it is important that our directors have experience with organizational management and talent development, including employee compensation and benefits, engagement and training, and diversity and inclusion.

Environment, Health and Safety expertise. We are committed to responsible environmental stewardship and rigorous health and safety oversight. We believe directors with EHS experience can help drive strong environment, health and safety performance not only at the most strategic level but also throughout the organization.

Technology/Systems experience. Directors with backgrounds in engineering disciplines, computer science, software development and cyber security are increasingly important in light of our strategic focus on manufacturing and product technologies.

Materials Science and Engineering experience. Directors with a background in these areas are important to our understanding of how metals, nanomaterials and other substances meet the electrical, chemical or mechanical requirements of our products.

Branding expertise. Directors who have worked to define and maintain perceptions of the nature and focus of an enterprise, specifically during transformative change, can be an invaluable asset.

Director Candidate Recommendations
A stockholder who wishes to submit a director candidate for consideration by the Governance Committee must do so by writing our Corporate Secretary and including the candidate’s biographical data. See “Questions About Voting and the Annual Meeting.”
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ELECTION OF DIRECTORS
Board Tenure Policy
The Board believes that an appropriate mix of tenured directors and newer directors with fresh perspectives is necessary to ensure a vital and effective Board. Since January 2017, the Board has appointed four new directors, advancing both the skill set and experience profile of the Board while simultaneously increasing its diversity. Complementing this strategy of refreshment and enhancement is a commitment to making the most of our longer-tenured directors’ experience and intricate knowledge of the Company’s operations. While the Board believes that age and tenure are important considerations in assessing Board composition, it also believes the best interests of the Company are served by being able to take advantage of all available talent and that a significant degree of continuity year-over-year is beneficial to stockholders. For this reason, the Board does not have absolute limits regarding age of directors or the length of time that a director may serve but considers these aspects among several factors in re-nomination decisions.
The Board’s Role and Responsibilities
Overview
Our Board is responsible for overseeing the business affairs of the Company, including regularly monitoring the effectiveness of management’s implementation of strategy, policy, risk mitigation tactics and other decisions. As the Company continues to grow and transform, the Board not only guides management, but also assists in reacting to changing environments. The Board receives regular updates and engages actively with the management team regarding key strategic initiatives, technology trends, competitive and economic changes and other important developments and is also involved in strategic planning and review each year. Combined with management’s execution of our business strategy, the Board’s oversight promotes the creation of long-term stockholder value, with a focus on assessing both the potential opportunities available to us and the risks that we might encounter.
Board Oversight
RISK
While the Board maintains oversight responsibility for how we manage risk, it charges management with assessing and mitigating that risk through the development, implementation and maintenance of the Company's risk management processes and cyber security program. As a result, our internal control environment has been specifically designed to identify and manage risks and to facilitate communication with the Board. Our internal audit department, which reports to the Audit Committee, administers our enterprise risk assessment and, in coordination with our legal and compliance functions, is responsible for ongoing enterprise risk management processes. It also regularly reports to the Board and its committees on risk-related issues as a complement to our strategic planning process. Additionally, the Audit Committee consults with management regarding cyber security initiatives and requests that management report to the Audit Committee and/or the full Board regularly on its assessment not only of cyber security, but also of the operational, financial and accounting, competitive, reputational and legal risks to the Company. The Board also considers specific risk topics and receives regular reports from the heads of our principal businesses and corporate functions that include discussion of the risks and exposures inherent in their respective areas of responsibility.
The Board executes its risk oversight function both as a whole and through delegation to its committees, specifically:

Audit Committee
•Oversees risk management related to accounting and financial reporting, the audit process, internal control over financial reporting and disclosure controls and procedures
•Oversees the internal audit function
•Monitors legal and compliance issues and active matters
•Reviews cyber and data security matters, including our risk mitigation initiatives

Compensation and Human Resources Committee
•Oversees risk management related to the risks and rewards associated with our compensation policies and practices
•Oversees management development and succession planning across senior positions

Environment, Health and Safety Committee •Oversees risk management related to risks directly related to the environment, health and safety areas	Nominating and Corporate Governance Committee •Oversees risk management related to governance structure and processes and risks arising from related person transactions
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ENVIRONMENTAL, SOCIAL AND GOVERNANCE (“ESG”)
We embrace our ESG responsibilities and strive to effectively address the issues that matter most to our stockholders, employees, customers, suppliers, investors and the communities we serve. We are dedicated to transparency and measurement of our ESG performance as we execute our business strategy and expand our manufacturing reputation and expertise. We believe that a comprehensive ESG approach is more than a matter of process. Our ESG approach has been developed from a foundation of best practices and a desire for environmental, social and governance leadership, integrity and accountability.
Due to the significance of our ESG approach, the Board as a whole maintains oversight of the Company’s ESG program, including strategy, initiatives, metrics and policies. To facilitate its oversight, the Board has delegated certain responsibilities to its committees as follows:
•The Audit Committee oversees the appropriateness and reasonableness of the Company's applicable ESG standards, measurement mechanisms and key performance indicators.
•The Compensation and Human Resources Committee oversees matters related to human capital management, including matters relating to employee compensation, benefits, engagement, training, diversity, inclusion and other social matters.
•The Environment, Health and Safety Committee oversees the matters related to the environmental, materials sustainability and employee health and safety programs.
•The Nominating and Corporate Governance Committee reviews and makes recommendations to the Board regarding the Company’s ESG practices, reviews relevant ESG metrics developed by other Board committees and oversees management’s production of the Company’s ESG report.
In December 2020, the Company published its inaugural ESG Report, which includes the principal sustainability metrics the Company plans to track: water/energy consumption, greenhouse gas emissions and solid waste creation. The most current ESG Report may be found at https://www.muellerwaterproducts.com/sustainability-program-vision-and-values. The ESG Report is not a part of this Proxy Statement.
Management Succession Planning
Management conducts annual talent reviews. During these reviews, the executive leadership team discusses succession plans for key positions and identifies top talent for development needed in future leadership roles. The Board maintains a succession and contingency plan for the CEO position as well as other key officer positions.
Corporate Governance Policies and Materials
Our Code of Business Conduct and Ethics (the “Code of Conduct”) applies to all of our employees and directors. We also make available an ethics helpline that employees and others may use to anonymously report suspected violations of the Code of Conduct. We will disclose promptly any amendments to, or waivers from, provisions of the Code of Conduct on our website at www.muellerwaterproducts.com, as may be required under applicable rules.
Listed below are some of the Board policies and other materials relating to our corporate governance that are available on our website. We will also provide copies of any of these policies and materials without charge upon written request to our Corporate Secretary at Mueller Water Products, Inc., 1200 Abernathy Road, N.E., Suite 1200, Atlanta, Georgia 30328. The information on our website is not a part of this Proxy Statement.

•Corporate Governance Guidelines	•Board Committee Charters	•Bylaws
•Code of Business Conduct and Ethics	•Certificate of Incorporation	•Stock Ownership Guidelines

Stockholder Engagement
We believe that strong corporate governance should include regular engagement with our stockholders to enable us to understand and respond to stockholder concerns. Understanding the issues important to our stockholders is critical to ensuring that we address their concerns in a meaningful and effective way. In 2021, management and the Board, as appropriate, continued to reinforce our commitment to building long-term relationships with our stockholders. As part of our engagement program, we visit representatives of many of our top institutional stockholders to solicit feedback on
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ELECTION OF DIRECTORS
performance, strategy, vision, risk management and other matters. We strive to be responsive to our stockholders and are committed to continued engagement, including conducting meetings virtually during these unprecedented times.
Board Structure
Board Leadership Structure
Our governance documents provide the Board with the flexibility to select the appropriate leadership structure for the Company, and the Board believes separating the roles of Chairman and Chief Executive Officer is in the best interest of the Company and its stockholders. Mr. O’Brien serves as our Non-Executive Chairman, and Mr. Hall serves as our President and Chief Executive Officer.
Under our Bylaws, the Chairman presides over meetings of the Board and of stockholders, while the Chief Executive Officer has general and active management of our property, business and affairs, subject to the supervision and oversight of the Board.
The Board believes this structure facilitates decisive and effective leadership and, when combined with our other governance policies and procedures, provides appropriate opportunities for oversight, discussion and evaluation of decisions and direction by the Board.
Director Independence
The Governance Committee and the Board annually assess the outside affiliations of each director to determine if these affiliations could cause a potential conflict of interest or interfere with the director’s independence. Our Corporate Governance Guidelines (the “Guidelines”) set forth the categorical standards of independence for the Board. To be considered “independent” for purposes of the director qualification standards:
•The director must meet bright-line independence standards under NYSE listing standards; and
•The Board must affirmatively determine the director otherwise has no material relationship with us directly or as an officer, stockholder or partner of an organization that has a relationship with us. See the Guidelines on our website www.muellerwaterproducts.com for more detail.
Each of our directors, other than our President and CEO, is independent pursuant to our director qualification standards and each member of the Audit Committee, the Compensation and Human Resources Committee (the “Compensation Committee”) and the Governance Committee is independent in accordance with NYSE listing standards.
•No member of those committees receives compensation from us other than directors’ fees and no member is an affiliated person of ours (other than by virtue of his or her directorship).
•Members of the Audit Committee meet the additional standards for audit committee members of publicly traded companies required by the Sarbanes-Oxley Act of 2002.
•All members of the Compensation Committee qualify as “non-employee directors” as defined in Rule 16b-3 under the Exchange Act and meet the independence requirements of NYSE listing standards and additional standards applicable to “outside directors” under Section 162(m) of the Internal Revenue Code.
Executive Sessions
Our non-employee directors meet at least quarterly in executive sessions at which only non-employee directors are present. Our Non-Executive Chairman presides at these sessions.
Board Committee Information
The Board has four standing committees: the Audit Committee, the Compensation Committee, the Governance Committee and the Environment, Health and Safety Committee (“EHS Committee”). An additional committee, the Executive Committee, meets only as needed. Each standing committee member satisfies both the NYSE’s and our definitions of an independent director, and the Board has determined that all Audit Committee members are “financially literate” and at least one independent member qualifies as an “audit committee financial expert” under the NYSE listing standards and the rules and regulations of the SEC. The Board designated Mr. Kolb as an “Audit Committee financial expert” during 2021.
Each standing committee meets periodically throughout the year, reports its actions and recommendations to the Board, receives reports from management and annually evaluates its performance. Additional information about the committees
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is provided below. In addition to the Executive Committee, Mr. O'Brien is an ex officio member of all other standing committees. See the committee charters on our website at www.muellerwaterproducts.com for more detail.

Audit Committee
CURRENT MEMBERS Kolb (Chair) Rethore Sharritts Van Arsdell
•Oversees the integrity of our financial reporting statements, financial reporting activities and accounting policies and procedures.
•Selects and oversees the independent registered public accounting firm, approves its services (including both audit and non-audit services) and fees, and evaluates its performance. In its evaluation, the Audit Committee considers the firm’s reputation for independence and integrity, the qualifications and performance of the firm’s personnel and the effectiveness of the firm’s communications, the appropriateness of fees and Public Company Accounting Oversight Board reports on the firm and its peers.
•Selects, reviews and evaluates the lead partner of the audit engagement team.
•Reviews the scope and results of the independent registered public accounting firm’s audits.
•Reviews the scope of the internal audit function, internal audit plans, internal audit reports and corrective actions taken in response to internal audit findings. Evaluates the performance of the internal audit function.
•Oversees our internal accounting systems and related internal control over financial reporting, as well as our financial risk management profile.
•Oversees our legal compliance and ethics programs and the Code of Conduct.
•Reviews cyber and data security matters, including our risk mitigation initiatives.
•Oversees the appropriateness and reasonableness of the Company's applicable ESG standards, measurement mechanisms and key performance indicators.

13 meetings in fiscal 2021

Compensation and Human Resources Committee
CURRENT MEMBERS Tokarz (Chair) Franklin Hansen Kolb Ortiz Sharritts
•Reviews, approves and administers our executive compensation and equity-based plans.
•Reviews and approves goals and objectives for compensation of our CEO, evaluates performance in relation to these goals and objectives, and determines and approves the compensation of our CEO.
•Reviews and approves the compensation of all executive officers.
•Reviews and recommends the compensation of non-employee directors.
•Reviews and approves stock ownership requirements for officers and directors.
•Oversees an annual risk assessment process related to compensation programs.
•Reviews succession planning across senior positions.
•Oversees matters related to human capital management, including matters relating to employee compensation, benefits, engagement, training, diversity, inclusion and other social matters, including such matters related to the Company’s ESG program.

6 meetings in fiscal 2021

Environment, Health and Safety Committee
CURRENT MEMBERS Thomas (Chair) Franklin Hansen Ortiz
•Reviews policies and procedures related to compliance with laws, regulations and rules pertaining to the environment, health and safety.
•Monitors compliance with health, safety and environmental policies, programs and practices.
•Encourages activities and initiatives that demonstrate sound environmental stewardship.
•Reviews the scope of internal and independent environmental, health and safety audits and assessments.
•Reviews results of internal compliance reviews and remediation projects.
•Supports the Board’s responsibilities relating to sustainability and corporate social responsibility.
•Reviews the Company’s environmental, health and safety performance and related initiatives.
•Oversees matters related to the environmental, materials sustainability and employee health and safety programs.

5 meetings in fiscal 2021
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Nominating and Corporate Governance Committee
CURRENT MEMBERS Rethore (Chair) Kolb Thomas Tokarz Van Arsdell
•Establishes criteria for and qualifications of persons suitable for nomination as directors and reports recommendations to Board.
•Selects and recommends director candidates to be considered for election.
•Develops and annually reviews the Governance Guidelines.
•Oversees the annual Board and committee evaluation process.
•Makes recommendations to the Board related to committee structure and membership.
•Advises the Board regarding corporate governance matters.
•Monitors the orientation and continuing education programs for directors.
•Oversees the development, updating and production of the Company's annual ESG Report, reviews and makes recommendations to the Board regarding our ESG practices and reviews applicable Committee ESG metrics.

6 meetings in fiscal 2021

Executive Committee
CURRENT MEMBERS Hall (Chair) Kolb O’Brien Rethore Tokarz	•Exercises interim powers delegated to it when a matter requires expeditious Board action or when it would not be practical for the full Board to meet.
0 meetings in fiscal 2021

Pricing Committee
In addition to the standing committees described, the Board established a Pricing Committee consisting of Messrs. Tokarz (who also acted as Chair), Kolb and Van Arsdell. The Pricing Committee reviewed and approved terms and documents, including the 4% unsecured notes, relating to the Company’s debt redemption and issuance that was completed in May 2021. Members were not paid any fees for serving on the Committee, which service terminated upon the issuance of the 4% unsecured notes in May 2021.
Board Practices, Processes and Policies
History of Commitment to Good Governance Practices
The Board has always followed a principled framework in carrying out its oversight responsibilities related to the business of the Company. The Board is committed to good corporate governance practices and a sound governance structure that promote the interests of all stockholders. While the underlying guiding principles of the Board remain consistent, the implementation of these principles continues to be flexible and evolves in response to ever-changing business, legal and social environments.
Director Attendance

The Board held 7 meetings in fiscal 2021 and each director attended 100% of the total number of meetings of the Board and its committees of which she or he was a member in fiscal 2021. Although the Company does not have a formal policy requiring attendance at annual meetings, directors are encouraged to attend and each then-current director also attended the 2021 Annual Meeting of Stockholders.
Fiscal 2021 Board/Committee meeting attendance

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Director, Board and Committee Evaluations
Each year, the Guidelines require the Board to conduct an evaluation of its own performance. Additionally, our committee charters require each of our committees to conduct an annual performance evaluation. The Governance Committee is responsible for overseeing the annual assessment process on behalf of the Board and its committees. Throughout the evaluation process, the Governance Committee solicits comments from directors, via self and peer evaluations and committee and Board assessments, to ensure that the Board as a whole, its committees and each director are functioning effectively. The Governance Committee reviews comments from each director to assess directors’ contributions to the Board, evaluates the Board’s contributions to the Company and identifies areas for improvement in the Board’s performance. The Governance Committee discusses its findings with the Board annually regarding ways in which the Board and its committees can improve their key functions.
Director Orientation and Continuing Education
The Company’s Guidelines establish recommendations for director onboarding and continued education. All new members of the Board participate in the Company’s new director orientation program, including corporate document and policy reviews, management meetings and site visits. Additionally, directors participate in an in-depth review of the Company strategy and have the opportunity to meet with senior management and obtain insights into the business. All directors are encouraged to participate in continuing education programs, with any associated expenses reimbursed by the Company, to stay current and knowledgeable about the Company’s industry, market and overall environment. Such orientation and continuing education programs are overseen by the Governance Committee.
Corporate Governance Guidelines
Our Board is committed to establishing and maintaining strong corporate governance practices that reflect high standards of ethics and integrity and promote long-term stockholder value.
To that end, our Bylaws provide that our directors must be elected by the affirmative vote of a majority of the votes cast at the Annual Meeting. Additionally, the Guidelines provide that an incumbent director who fails to receive a majority of the votes cast must tender an irrevocable offer of resignation to the Board. The Board will then consider a number of factors in determining whether to accept or reject the resignation, including the director’s contributions to the Company.
Our corporate governance structure and processes are set forth in our key governance documents, including the Guidelines. The Guidelines govern the operation of the Board and its committees and guide the Board and its committees in the execution of their respective responsibilities. The Governance Committee reviews the Guidelines at least annually, and the Board updates the Guidelines periodically in response to changing regulatory requirements, evolving practices and otherwise as circumstances warrant.
An important aspect of achieving a strong and effective corporate governance structure is to encourage an open dialogue with our stockholders. Accordingly, highlighted below are the key areas of our corporate governance practices that we believe align with common best practices.

Board Composition and Leadership	✓	Our Board is led by an independent Non-Executive Chairman who is not our CEO
	✓	Each of our director nominees, other than our President and CEO, is independent
	✓	Our directors have complementary and diverse skills sets, backgrounds and experiences and are continually educated on our industry
	✓	Our Board size promotes an open dialogue among directors
Director Elections	✓	We use a majority voting standard in uncontested director elections, and require incumbent directors who fail to receive a majority of the votes cast to tender their resignation
	✓	Directors are elected on an annual basis
Board Committee Structure	✓	We have a well-developed committee structure with clearly understood responsibilities
	✓	Each member of our standing committees is independent
Director Effectiveness	✓	Our Board, committees and directors conduct regular self and peer evaluations, led by our Governance Committee, to assess effectiveness and areas for improvement
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ELECTION OF DIRECTORS

Director Responsibilities	✓	Each of our directors has input into the setting of the Board agenda
	✓	Each of our directors has unfettered access to management, and committees have the authority to retain independent advisors
	✓	Our Board frequently meets in executive session without the CEO or other members of management
	✓	Our Board focuses on significant risks and seeks the proper calibration of risk and reward while focusing on the longer-term interests of our stockholders
Director Compensation	✓	We pay a substantial portion of non-employee director compensation in equity grants

Related Person Transactions
The Governance Committee administers a written Related Person Transaction Policy that applies to any transaction or series of transactions in which we are a participant, the amount involved exceeds or may be expected to exceed $120,000 and a related person has a direct or indirect material interest. Under the policy, our Chief Legal and Compliance Officer determines whether a transaction meets the requirements of a related person transaction requiring review by the Governance Committee. Transactions that fall within this definition will be referred to the Governance Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Governance Committee will decide whether or not to approve the transaction and will approve only those transactions that are in our best interest. In addition, the Board has delegated to the Chair of the Governance Committee the authority to pre-approve or ratify any transaction with a related person in which the aggregate amount involved is expected to be less than $500,000.
We did not engage in any transaction during fiscal 2021, and have no currently proposed transaction, in which the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest.
Communicating with the Board
Stockholders and other interested parties may communicate with any of our directors, including our Non-Executive Chairman and the Chairs of our committees, or our independent directors as a group, on Board-related issues by writing in care of our Corporate Secretary at our principal executive office address: 1200 Abernathy Road, N.E., Suite 1200, Atlanta, Georgia 30328. Stockholders and other interested persons may also communicate with directors by sending an email message to boardofdirectors@muellerwp.com, or with the Audit Committee by sending an email message to auditcommittee@muellerwp.com. These procedures may change from time to time. Please visit our website at www.muellerwaterproducts.com for the most current means of contacting our directors.
Director Compensation
The Compensation Committee is responsible for reviewing and considering revisions to director compensation. With the assistance of its independent compensation consultant, the Compensation Committee reviews director compensation and compares it to director compensation paid by other companies in the peer group described under “Compensation Discussion and Analysis — Executive Compensation Program Overview — Peer Group Benchmarking and Total Compensation.”
The Board reviews the Compensation Committee’s recommendations and determines the final structure and amounts of director compensation. The Board has determined compensation for non-employee directors should comprise a mix of cash and equity-based awards consistent with the mix and form of payment implemented by other companies in our peer group. In addition to utilizing an overall compensation structure consistent with market practice, the Board believes the interests of directors are aligned with the interests of other stockholders by linking a significant portion of director compensation to Common Stock performance. Under our stock ownership guidelines, directors are required to hold at least 50% of the Common Stock acquired through equity-based awards until they own Common Stock equal in market value to at least five times their annual retainer. See “Compensation Discussion and Analysis — Other Compensation Practices and Policies — Stock Ownership Guidelines” for more information.
Annual Retainer
Each non-employee director was entitled to receive an annual retainer of $60,000 for fiscal 2021. In addition, the Chairs of the Audit Committee, the Compensation Committee, the Governance Committee and the EHS Committee were entitled to
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receive chair fees equal to $20,000, $15,000, $10,000 and $10,000, respectively. Our Non-Executive Chairman receives $100,000 for serving in this capacity. The annual retainers and chair fees are paid quarterly.
Meeting Fees
Each non-employee director was entitled to receive $1,500 for each Board or committee (in which the applicable director was a member) meeting attended during fiscal 2021, except that our Non-Executive Chairman, who is an ex officio member of each standing committee of the Board, receives no Committee meeting fees. Meeting fees are paid promptly after the conclusion of each meeting.
Deferred Compensation
The Board adopted the Mueller Water Products, Inc. Directors’ Deferred Fee Plan, as amended, under which non-employee directors may elect to defer all or a portion of their directors’ fees. We make deferred payments in January of the year determined by the non-employee director pursuant to an election filed with our Corporate Secretary. The payments may be made in any calendar year not earlier than the year in which the participant has his or her 72nd birthday or the year of the participant’s termination of his or her services as a director, with the payment made in cash in one, five, ten or fifteen annual installments as determined by the participating director in his or her election form. Mr. Tokarz was the only non-employee director who participated in this plan during fiscal 2021. Mr. Tokarz’s deferred payments are maintained in a stock equivalent account.
Equity-Based Awards
Our Second Amended and Restated 2006 Stock Incentive Plan (the “Stock Plan”) provides that, on the date of each annual meeting of stockholders, we will grant equity-based awards with an economic value determined by the Compensation Committee to each non-employee director who is re-elected to the Board and has served as a director for at least six months. In addition, the Stock Plan provides that each director will receive an initial equity-based grant on the date on which he or she commences service as a director, the economic value and terms of which will be determined by the Compensation Committee. See “Compensation Discussion and Analysis — Other Compensation Practices and Policies — Role of Compensation Consultant in Compensation Decisions.”
On February 9, 2021, each non-employee director, with the exception of Mr. Sharritts, received equity-based awards in the amount of $105,000, which resulted in the grant of 8,222 restricted stock units (“RSUs”) in accordance with the Stock Plan and related policies. On March 25, 2021, Mr. Sharritts received an initial equity-based award in the amount of $87,500, which resulted in the grant of 6,476 RSUs, which amount was prorated as of his date of appointment, in accordance with the Stock Plan. These RSUs will vest for directors remaining in continuous service through the first anniversary of the grant date, although the Compensation Committee may waive this minimum service requirement.
Travel Expenses
We reimburse directors for their travel and related expenses in connection with attending Board and committee meetings and related activities.
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Director Compensation Summary
The following table shows fiscal 2021 compensation for our non-employee directors.

DIRECTOR COMPENSATION TABLE

	Fees Earned or Paid in Cash ($)				Stock Awards ($)(2)	Total ($)
Name	Annual Retainer ($)(1)	Meeting Fees ($)	Other ($)(4)	Total ($)
Shirley C. Franklin	60,000	27,000	—	87,000	104,995	191,995
Thomas J. Hansen	60,000	27,000	—	87,000	104,995	191,995
Jerry W. Kolb	80,000	48,000	—	128,000	104,995	232,995
Mark J. O’Brien	160,000	10,500	—	170,500	104,995	275,495
Christine Ortiz	60,000	27,000	—	87,000	104,995	191,995
Bernard G. Rethore	70,000	39,000	—	109,000	104,995	213,995
Jeffery S. Sharritts(3)	31,333	18,000	—	49,333	87,491	136,824
Lydia W. Thomas	70,000	27,000	10,000	107,000	104,995	211,995
Michael T. Tokarz	75,000	28,500	—	103,500	104,995	208,495
Stephen C. Van Arsdell	60,000	39,000	—	99,000	104,995	203,995
(1)Includes fees earned as Chair of a committee or as Non-Executive Chairman.
(2)Reflects the grant date fair value of the RSUs granted during fiscal 2021 computed in accordance with the stock-based compensation accounting rules described in our fiscal 2021 consolidated financial statements, which are included in the 2021 Annual Report.
(3)Mr. Sharritts’ annual retainers and stock awards were prorated based on the date of his appointment to the Board.
(4)Dr. Thomas received a one-time payment of $10,000 related to the oversight of a special health and safety project commissioned by the Board.
The following table shows information related to option awards and stock awards made to our non-employee directors that were outstanding at September 30, 2021.

	Option Awards		Stock Awards
	Number of Securities Underlying Options (#)		Number of Shares or Units of Stock That Have Not Vested (#)
	Exercisable	Unexercisable
Shirley C. Franklin	10,223	—	8,222
Thomas J. Hansen	33,025	—	8,222
Jerry W. Kolb	—	—	8,222
Mark J. O’Brien	39,990	—	8,222
Christine Ortiz	—	—	8,222
Bernard G. Rethore	20,447	—	8,222
Jeffery S. Sharritts	—	—	6,476
Lydia W. Thomas	33,025	—	8,222
Michael T. Tokarz	39,990	—	8,222
Stephen C. Van Arsdell	—	—	8,222

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Proposal Two
Advisory Resolution to Approve Executive Compensation
The Board recommends a vote FOR this proposal.
We provide our stockholders with the annual opportunity to cast an advisory vote to approve the compensation of our named executive officers. The vote on this proposal represents an additional means by which we obtain feedback from our stockholders about executive compensation. Our Compensation Committee sets executive compensation.
The overall objective of our executive compensation program is to encourage and reward the creation of sustainable, long-term stockholder value. To meet this objective, the Compensation Committee has designed compensation plans for our executive officers that target total compensation at or about the regressed 50th percentile of our customized peer group. See “Compensation Discussion and Analysis — Executive Compensation Program Overview — Peer Group Benchmarking and Total Compensation.” A significant portion of our executives’ overall compensation is structured as incentive compensation. For fiscal 2021, incentive compensation represented approximately 84% of our current CEO’s total target compensation (excluding Other Compensation), and an average of 69% of the total target compensation (excluding Other Compensation) of the other named executive officers. We believe an emphasis on both short-term and long-term incentive compensation aligns executives’ and stockholders’ interests. Further, the Company’s results, as measured against the performance metrics established by the Committee in fiscal 2021, produced a performance-based cash incentive compensation payout percentage of 141.8% of target for our CEO and 146.3% of target for the other NEOs and a long-term incentive payout percentage of 116.1% for all NEOs, which illustrate rigorous and meaningful targets and highlight the Committee's pay-for-performance philosophy.
We encourage our stockholders to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation policies and procedures implement our compensation philosophy. The Board and the Compensation Committee believe these policies and procedures are strongly aligned with the long-term interests of our stockholders and are effective in implementing our compensation philosophy and in achieving our strategic goals.
Accordingly, we ask for stockholder approval of the following resolution:
RESOLVED, that the stockholders of Mueller Water Products, Inc. approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in the Company’s proxy statement for the 2022 annual meeting of stockholders.
At the most recent annual meeting of stockholders, approximately 95% of votes cast were in support of the compensation of our named executive officers. The Compensation Committee will once again consider the result of this year’s vote, as well as other communications from stockholders relating to our compensation practices, and take them into account in future determinations concerning our executive compensation program. See “Compensation Discussion and Analysis — Highlights of 2021 Executive Compensation.”
Compensation Committee Interlocks and Insider Participation
During fiscal 2021, none of the members of the Compensation Committee (comprised of Shirley C. Franklin, Thomas J. Hansen, Jerry W. Kolb, Christine Ortiz and Michael T. Tokarz) was a former or current officer or employee of the Company or any of its subsidiaries or had any relationships requiring disclosure as a related person transaction. None of our executive officers serves or has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board or its Compensation Committee during fiscal 2021.
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Compensation Discussion and Analysis
This Compensation Discussion and Analysis is intended to provide our stockholders with information about our fiscal 2021 compensation program for the following executive officers (collectively, “named executive officers” or “NEOs”):

J. Scott Hall President and Chief Executive Officer	Marietta Edmunds Zakas Executive Vice President and Chief Financial Officer	Steven S. Heinrichs Executive Vice President and Chief Legal and Compliance Officer and Secretary	Todd P. Helms Senior Vice President and Chief Human Resources Officer	Kenji Takeuchi Senior Vice President, Water Management Solutions

Notable Achievements in Fiscal 2021

We acquired i2O Water Ltd, a company organized in the United Kingdom, to expand and accelerate our pressure management solutions and analytics portfolio.
We made continued strides in increasing our corporate efficiencies and reducing our geographic footprint with the ongoing consolidation of our facilities in Woodland, Washington; Hammond, Indiana; Aurora, Illinois; and Surrey, British Columbia into the recently acquired facility in Kimball, Tennessee.
We issued $450 million of 4.0% Senior Unsecured Notes due in 2029 and redeemed our 5.5% Senior Unsecured Notes that were due in 2026.
We published our inaugural ESG Report in December 2020.

Highlights of Fiscal 2021 Performance

Focused on Operational Investment and Efficiencies to Increase Long-Term Stockholder Value
We generated net sales of $1,111.0 million, operating income of $131.7 million, adjusted EBITDA of $203.6 million, net cash from operations of $156.7 million and net income per diluted share of $0.44 (with adjusted net income per diluted share of $0.56). Adjusted EBITDA and adjusted net income are financial measures not calculated in accordance with GAAP and are therefore considered non-GAAP measures. See Exhibit A for a reconciliation of non-GAAP information to GAAP information.

Dividend Benefits	Stockholder Value
•We paid stockholders a quarterly $0.055 per share dividend during fiscal 2021, an increase of 4.8% from fiscal 2020. •We returned $34.8 million to our stockholders through dividends in fiscal 2021.	We repurchased $10 million of our outstanding Common Stock during fiscal 2021.

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Highlights of 2021 Performance Related to Executive Compensation
The Compensation Committee used several financial and performance elements (including those set forth below) to assess and determine incentive plan compensation earned during fiscal 2021. Our compensation programs continually evolve to incorporate stockholder feedback, market best practices, and performance and retention considerations. Our stockholders have strongly supported our executive compensation program in the past, as exhibited by an affirmative “say-on-pay” vote of approximately 97% and 95% in each of the last two years. See Exhibit A for a reconciliation of the following non-GAAP financial measures used in determining executive compensation to GAAP financial results.

Company Results for Performance Evaluation Basis
	Adjusted Net Sales(1)	Adjusted EBITDA(2)	Adjusted Cash Flow(3)	Return on Net Assets(4) (%)
	($ in millions)
2021	$1,104.2	$204.3	$176.0	22.9
(1)Defined for this purpose as net sales excluding the net sales from the Krausz one-month reporting lag and the i2O Water Ltd acquisition.
(2)Defined for this purpose as net income plus interest, income tax, depreciation and amortization expenses, adjusted to exclude significant unusual charges and credits.
(3)Defined for this purpose as cash flow from operations excluding the elimination of the Krausz one-month reporting lag, the acquisition of i2O Water Ltd, restructuring payments and other charges and cash paid for income taxes, net of refunds.
(4)Defined for this purpose as the after-tax quotient obtained by dividing performance evaluation basis adjusted operating income plus amortization of capitalized software and intangible assets by the quarterly average of the sum of working capital, excluding cash, current debt and accrued interest and other items plus property, plant and equipment.
Highlights of 2021 Executive Compensation
We design our executive officer compensation programs to target total compensation at or about the regressed 50th percentile for comparable executive positions at companies in our peer group. The principal elements of our compensation program for executives are base salary, annual performance-based cash bonus, long-term incentive equity compensation and broad-based benefit programs and executive severance plan, as applicable.

We tie our executives' compensation to Company performance.

For fiscal 2021, 61.7% of our CEO’s total target compensation, and an average of 51.4% of the total target compensation of our other NEOs, could only be earned by meeting performance goals.	PERFORMANCE-BASED TOTAL TARGET COMPENSATION(1)

(1)Excludes Other Compensation. See "Executive Compensation — Summary Compensation Table" for total compensation as earned.
•Our NEOs’ compensation was positively affected by Company performance in relation to targets set for fiscal 2021.
•Annual cash bonuses earned by our NEOs (excluding Mr. Hall) for fiscal 2021 ranged from $234,925 to $443,070 compared with $184,275 to $344,717 last year.
•Long-term performance-based compensation was paid or credited at 116.1% of target for fiscal 2021 because Company performance on the RONA financial measure was 116.1% of the target level. Long-term performance-based compensation based upon rTSR granted for fiscal 2020 and 2021 has a cumulative three year performance period and vests September 30, 2022 and September 30, 2023, respectively.

We structure performance-based compensation to pay for performance.
We set clear and measurable financial goals for Company performance. In evaluating individual performance, we assess progress toward strategic priorities.
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EXECUTIVE COMPENSATION

We consider stockholder feedback on executive compensation.

At our 2020 and 2021 annual meetings of stockholders, approximately 97% and 95%, respectively, of the votes cast supported the advisory vote on executive compensation. We carefully consider feedback from our stockholders regarding executive compensation.
“SAY-ON-PAY” SUPPORT

•Based on strong stockholder support expressed for our executive compensation programs, the Compensation Committee applied a consistent pay-for-performance philosophy in structuring executive compensation for fiscal 2021.
•Stockholders are invited to express their views or concerns on executive compensation directly to the Chair of the Compensation Committee in the manner described under “Corporate Governance — Communicating with the Board.”

We utilize best practices for executive compensation.

✓	WE DO	✗	WE DON’T
✓	Use incentives to substantially link NEO pay to Company performance	✗	Re-price or exchange equity-based awards
✓	Require executives and directors to maintain significant stock ownership levels	✗	Permit hedging or pledging of Common Stock by directors or executives
✓	Maintain a compensation clawback policy	✗	Pay dividends on unvested equity-based incentives
✓	Require a double trigger for equity award vesting upon a change-in-control	✗	Provide excise tax gross-up benefits

Executive Compensation Program Overview
Guiding Principles
The Compensation Committee has identified the following guiding principles in overseeing the compensation program for our executives:

Competitiveness Compensation programs should be designed to target at the regressed 50th percentile of total compensation for comparable executive positions at a customized peer group.
Pay for Performance
Where compensation for an executive is tied to the achievement of financial and strategic goals, actual results that exceed target levels should provide above-target payouts, and results that do not exceed threshold levels should not provide payouts.

Responsibility
A significant portion of an executive’s overall compensation should be tied to the achievement of financial performance goals. The portion of an executive’s target total compensation that is incentive based should increase as an executive’s responsibilities increase.

Stockholder Alignment
Executives’ interests are more directly aligned with stockholders’ interests when compensation programs:
•Emphasize both short- and long-term financial performance;
•Are significantly impacted by the value of Common Stock; and
•Require meaningful Common Stock ownership.

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Peer Group Benchmarking and Total Compensation
Each year, the Compensation Committee’s compensation consultant collects peer group compensation data and prepares an executive benchmarking study using a market regression analysis to size-adjust the market data for our net sales size as a whole. The Compensation Committee, with input from its independent compensation consultant, reviews the prior year peer group. This review focuses on companies that have a primary manufacturing component to their businesses, have similar organizational structures and are publicly traded or otherwise file financial statements with the SEC. We believe the resulting peer group provides a valid and appropriate comparison for the Company’s executive compensation program and governance practices. For fiscal 2021, the Compensation Committee did not make any changes to the previous year’s group. The peer group for fiscal 2021 (“Peer Group”) consisted of the companies listed below.

Fiscal 2021 Peer Group		The Compensation Committee targets total compensation at or about the regressed 50th percentile of the Peer Group
Armstrong World Industries, Inc.	Helios Technologies, Inc.
Badger Meter, Inc.	Hillenbrand, Inc.
Chart Industries	IDEX Corporation
Circor International Inc.	Itron, Inc.
Crane Co.	Mueller Industries, Inc.
EnPro Industries, Inc.	Quanex Building Products Corporation
ESCO Technologies Inc.	Rexnord Corp.
Franklin Electric Co.	SPX Flow
Graco Inc.	Valmont Industries, Inc.
Harsco Corp.	Watts Water Technologies, Inc.
The Compensation Committee regularly reviews the target total compensation of each executive and compares it to the total compensation for comparable executive positions in the Peer Group. The Compensation Committee targets total compensation at or about the regressed 50th percentile of the Peer Group, subject to individual adjustments based on experience, length of service, individual performance and other factors deemed appropriate by the Compensation Committee.
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EXECUTIVE COMPENSATION
Compensation Elements
The following table lists our primary elements of compensation. Each element is targeted at or about the regressed 50th percentile for comparable positions in the Peer Group.

Pay Element	Salary	Bonus	Options	RSUs	PRSUs(1)
Recipients			All NEOs

Period of Grant	Generally reviewed every 12 months	Annually	Annually	Annually	Annually
Form of Delivery	Cash			Equity

Type of Performance	Short-term emphasis			Long-term emphasis

Performance Measures	—	Mix of financial results and EHS-related operational goals	Value of delivered shares based on stock price on date of exercise or lapse	Value of delivered shares based on stock price on vesting dates	Return on Net Assets ("RONA") achievement	Relative total shareholder return ("rTSR")
Performance Period / Vesting	Ongoing	1 year	Generally vest annually over 3 years	Generally vest annually over 3 years	Measured and earned annually and vest at the end of the 3-year award cycle	Vest at the end of the 3-year award cycle
How Payout Determined	Predominantly tied to Peer Group data, with an element of Compensation Committee discretion	Predominantly formulaic (based on performance against goals), with an element of Compensation Committee discretion	Completion of required service period through each vesting date	Completion of required service period through each vesting date	Formulaic (based on performance against goals) for specific performance periods	Formulaic (based on performance against peers) for specific performance periods
(1)PRSUs based upon RONA were last awarded on December 3, 2019 for fiscal year 2020. The last tranche of RONA-based PRSUs vests on September 30, 2022.

Salary
The Compensation Committee regularly compares the salary of each executive to the regressed 50th percentile of comparable executives in the Peer Group and uses that benchmark as a guide. Salaries for the NEOs are adjusted, as appropriate, annually on February 1. The Compensation Committee approved the following salaries for our NEOs in fiscal 2021.

Name	Annual Salary Rate at September 30, 2021 ($)	Annual Salary Rate at September 30, 2020 ($)	Salary Increase (%)
J. Scott Hall	825,000	815,567	1.2
Marietta Edmunds Zakas	437,081	424,350	3.0
Steven S. Heinrichs	443,890	433,063	2.5
Todd P. Helms	358,750	350,000	2.5
Kenji Takeuchi	360,500	350,000	3.0

Annual Cash Incentive Awards
The annual cash incentive plan rewards our named executive officers for achieving key financial metrics, which drive our operating results and enhance stockholder value. The Compensation Committee targets annual cash incentive compensation for each executive at the regressed 50th percentile of comparable executives in the Peer Group. Based on actual achieved performance against performance goals, each NEO may earn between 0% and 200% of his or her annual
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cash target opportunity. For fiscal 2021, the Compensation Committee selected two types of performance metrics: (i) financial goals (weighted 90%) and (ii) EHS-related performance metrics (weighted 10%). The financial goals related to adjusted EBITDA, net cash from operations (before tax) and net sales. The Compensation Committee selected these financial metrics to encourage our NEOs to focus on generating income from continuing operations and enhancing long-term stockholder value. The EHS-related performance metric was tied to reductions in total recordable incidence rates and key performance indicators for sustainability and specific activities identified as leading safety indicators. The Compensation Committee selected these metrics because they promote, drive and support the Company’s EHS initiatives and performance. All financial performance goals were set with minimum (or threshold), target and maximum objectives for each goal as described in the “Performance Targets and Results” table below.

2021 ANNUAL PERFORMANCE TARGETS AND RESULTS

						Weighted Aggregate Actual % of Target 146.3%
Metric	Weight (% of Target Bonus)	Results Required to Achieve Bonus ($ in millions, except for percentages)(1)			Actual 2021 Payout Factor (% of Target Bonus) unweighted

		Threshold (50%)	Target (100%)	Maximum (200%)
Adjusted EBITDA	45.0%				115.0%
Cash Flow from Operations	25.0%				200%
Net Sales	20.0%				200%
EHS(2)	10.0%	—	—	—	45.0%
(1)See Exhibit A for a reconciliation of non-GAAP information to GAAP information.
(2)Due to the Albertville tragedy, Mr. Hall elected to receive zero percent for the health and safety component of the EHS incentive metric, which reduced the target amount from 10% to 2.5%. This resulted in a weighted aggregate actual percentage of target equal to 141.8% for Mr. Hall.
FISCAL 2021 ANNUAL CASH INCENTIVE AWARDS
Based on actual performance against the performance goals as set forth above, each NEO earned 146.3% of his or her annual cash target opportunity for fiscal 2021 with the exception of Mr. Hall, who earned 141.8%. The table below shows each NEO’s annual cash target opportunity and the amount of the annual cash bonuses paid to each NEO.

	At Target Performance		At Actual Performance
Name	% of Salary	Amount ($)	% of Target	Amount ($)
J. Scott Hall	105%	862,912	141.8%	1,223,178
Marietta Edmunds Zakas	70%	302,954	146.3%	443,070
Steven S. Heinrichs	60%	264,145	146.3%	386,312
Todd P. Helms	60%	213,481	146.3%	312,216
Kenji Takeuchi	45%	160,633	146.3%	234,925

Long-Term Equity-Based Compensation
The long-term incentive program aligns the interests of our NEOs with those of our stockholders and rewards our NEOs for achieving key metrics. This program drives operating results, enhances stockholder value and helps retain our NEOs. Due to the rules for how the grant date fair value of long-term incentive awards must be calculated for accounting purposes, the 2021 Summary Compensation Table may not reflect the same stock option and PRSU values described below. In addition, accounting values can increase or decrease each year, causing volatility in the long-term incentive
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EXECUTIVE COMPENSATION
awards reported. For fiscal 2019 through fiscal 2021, the Compensation Committee set each NEO’s target long-term compensation value at or about the regressed 50th percentile of comparable executives in the Peer Group.
For fiscal 2021, the NEOs’ target long-term compensation value was allocated 50% in the form of performance-based restricted stock units (“PRSUs”), 25% in the form of time-based stock options and 25% in the form of time-based restricted stock units (“RSUs”). The fiscal 2021 PRSUs are based solely upon rTSR performance ("Market Units").
For fiscal 2020, the NEOs’ target long-term compensation value was allocated 70% in the form of PRSUs and 30% in the form of RSUs. Fiscal 2020 PRSUs were divided into two categories, based upon applicable performance metric: (i) 57% of the PRSUs (and 40% of the total award) are based upon after-tax RONA achievement ("RONA Units") and (ii) 43% of the PRSUs (and 30% of the total award) are Market Units.
For fiscal 2019, the NEOs’ target long-term compensation value was allocated 70% in the form of PRSUs and 30% in the form of RSUs. Fiscal 2019 PRSUs are based solely upon after-tax RONA achievement, i.e., RONA Units.
PERFORMANCE-BASED RESTRICTED STOCK UNITS
The following are the key aspects of the PRSUs awarded, granted, earned and/or vested in fiscal 2021:
PRSUs Awarded for Fiscal 2021:
•For fiscal 2021, 50% of each NEO’s target long-term incentive compensation value was awarded in PRSUs. The number of PRSUs awarded in fiscal 2021 was equal to the target value divided by the share price of our Common Stock on the date of award.
•The fiscal 2021 PRSUs are based solely upon the Company’s rTSR performance, i.e., Market Units.
•Market Units:
◦The relative total shareholder return or “rTSR” is measured by, during the applicable performance period, computing the total shareholder return of each company that was in the S&P 600 SmallCap Industrial Index at the beginning of the applicable performance period (the “TSR Group”) and comparing the Company’s total shareholder return results thereto in order to determine the quartile ranking within the TSR Group.
◦The Market Units consist of a single tranche and vest on a 3-year cumulative performance period against the applicable index.
◦The Compensation Committee establishes the performance period target related to the Market Unit award on the grant date of the award.
◦At the end of the three-year award period, the Compensation Committee confirms actual performance against the applicable performance target.
◦The number of shares of our Common Stock earned at the conclusion of each Market Unit performance period may range from zero to two times the number of target Market Units awarded, based on the level of achievement against the applicable performance period target.
PRSUs Awarded for Fiscal 2019 and Fiscal 2020:
•For fiscal 2020, 70% of each NEO’s target long-term incentive compensation value was awarded in PRSUs. The number of PRSUs awarded in fiscal 2020 was equal to the target value divided by the share price of our Common Stock on the date of award. As noted above, the fiscal 2020 PRSUs comprise RONA Units and Market Units. Market Unit details are above.
•For fiscal 2019, 70% of each NEO’s target long-term incentive compensation value was awarded in PRSUs. The number of PRSUs awarded in fiscal 2019 was equal to the target value divided by the share price of our Common Stock on the date of award. As noted above, the fiscal 2019 PRSUs comprise only RONA Units.
•RONA Units:
◦RONA Units are divided into three equal tranches and each tranche is measured and earned over successive one-year performance periods coinciding with our fiscal years.
◦The Compensation Committee establishes RONA Unit performance period targets for the then-current performance period on an annual basis.
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◦At the end of each performance period, the Compensation Committee confirms actual performance against the applicable performance period target.
◦The number of shares of our Common Stock earned at the conclusion of each applicable RONA Unit performance period may range from zero to two times the number of target RONA Units in the applicable tranche, based on the level of achievement against the applicable performance period target.
◦RONA Units representing the level of achievement during the specific performance period are “banked” for potential payout following the end of the three-year award cycle.
•All PRSUs are settled in shares of Common Stock.
•To receive earned shares of Common Stock, the NEO must be employed through the last day of the three-year award cycle.
•PRSUs do not convey voting rights or accrue dividends.
PERFORMANCE MEASURE AND RESULT FOR FISCAL 2021
The applicable performance target for the fiscal 2021 performance period for PRSUs awarded in fiscal 2019 was based solely on RONA. The applicable performance targets for the fiscal 2020 performance period for PRSU awards made in fiscal 2020 apply only to the RONA units. No RONA Units were awarded in fiscal 2021. “RONA” has the meaning described in footnote 4 to the table under “— Highlights of 2021 Performance Related to Executive Compensation.” The Compensation Committee determined the RONA target using benchmark data from the Peer Group and assistance from the Company’s independent compensation consultant. For fiscal 2019, fiscal 2020 and fiscal 2021, the Compensation Committee established the RONA target at an absolute percentage on an after-tax basis. For fiscal 2021, the performance necessary to earn at least 50% of RONA Unit target payout required RONA of 18.0%, the performance necessary to earn 100% of RONA Unit target payout required RONA of 22.4%, and the performance necessary to earn the maximum 200% of RONA Unit target payout required RONA of at least 25.5%. Actual RONA performance for fiscal 2021 was 22.9%. Therefore, the 2021 performance period RONA Units will settle at 116.1% of the awards. See “Executive Compensation — Grants of Plan-Based Awards Table.”
The Compensation Committee determined the rTSR target using benchmark data from the S&P 600 SmallCap Industrial Index (based upon a 20 trading day average) and assistance from the Company’s independent compensation consultant. For fiscal 2020 and fiscal 2021 grants, the performance necessary to earn 100% of Market Unit target payout requires the rTSR to be in the 50th percentile, and the performance necessary to earn the minimum of 50% and a maximum of 200% of Market Unit target payout requires the rTSR to be in the 25th and 75th percentile, respectively. The fiscal 2020 and fiscal 2021 Market Unit grants vest and settle at the end of the corresponding cumulative 3-year performance period.

PRSU PERFORMANCE MEASURE AND RESULT FOR FISCAL 2021

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EXECUTIVE COMPENSATION
PRSU AWARD ISSUANCES
Common Stock to be issued related to PRSUs awarded in fiscal 2020 (for the three-year award cycle from fiscal 2020 through fiscal 2022) and fiscal 2021 (for the three-year award cycle from fiscal 2021 through fiscal 2023) will not be issued until the Compensation Committee confirms performance results for the fiscal 2022 and fiscal 2023 performance periods, respectively. Shares of Common Stock issued in December 2021 to NEOs for the PRSUs awarded in fiscal 2019 (for the three-year award cycle from fiscal 2019 through fiscal 2021) and vested in fiscal 2021 are set forth below:

Year of Award	Performance Period
	Fiscal 2019	Fiscal 2020	Fiscal 2021	Fiscal 2022	Fiscal 2023

Fiscal 2019			Vested 2019 RONA UNIT Awards (3 Tranches)

Fiscal 2020				Future Vesting of 2020 RONA UNIT Awards (3 Tranches)

Future Vesting of 2020 Market Unit Awards (1 Tranche)

Fiscal 2021			Future Vesting of 2021 Market Unit Awards (1 Tranche)

PRSU SETTLEMENTS OF FISCAL 2019 AWARD

	Performance Periods			Total Issued Number of Shares
	Fiscal 2019	Fiscal 2020	Fiscal 2021
Name	Number of Shares Earned(1)
J. Scott Hall	28,451	40,284	51,454	120,189
Marietta Edmunds Zakas	8,535	12,085	15,436	36,056
Steven S. Heinrichs	6,757	9,567	12,220	28,544
(1)See the definitive proxy statements we filed with the SEC on December 12, 2019 and December 21, 2020, respectively, for information concerning target RONA performance and actual RONA performance for the 2019 and 2020 performance periods.
TIME-BASED RESTRICTED STOCK UNITS
For fiscal 2021, 25% of each NEO’s target long-term incentive compensation value was awarded in RSUs. The number of RSUs awarded was equal to the compensation value divided by the price of our Common Stock on the date of award. Typically, one-third of the RSUs awarded vest on each anniversary of the award date. See “Executive Compensation — Grants of Plan-Based Awards Table.”
TIME-BASED STOCK OPTIONS
For fiscal 2021, 25% of each NEO’s target long-term incentive compensation value was awarded in stock options. The number of stock options awarded was equal to the compensation value divided by the grant date fair value of our Common Stock on the date of award. Typically, one-third of the stock options awarded vest on each anniversary of the award date. Due to the rules for how the grant date fair value of long-term incentive awards must be calculated for accounting purposes, the 2021 Summary Compensation Table may not reflect the same stock option values described above. In addition, accounting values can increase or decrease each year, causing volatility in the long-term incentive awards reported. The amounts reported in the Option Awards column in the 2021 Summary Compensation Table represent the grant date fair value of stock option awards granted under the Stock Plan to each of the NEOs, calculated in accordance with ASC Topic 718. We use a Black-Scholes model when determining the grant date fair value of stock options. For information on the assumptions used by us in calculating these values, see Note 12 to our consolidated financial statements in the Form 10-K. To see the value actually received upon exercise of options by the NEOs in fiscal
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2021, refer to the 2021 Option Exercises and Stock Vested table in this Proxy Statement. Outstanding option awards are reflected in the 2021 Outstanding Equity Awards table in this Proxy Statement. Also see the “Executive Compensation — Grants of Plan-Based Awards Table” for additional information.
TIMING OF EQUITY AWARDS
While the Compensation Committee may grant equity-based awards at any of its scheduled meetings or by unanimous written consent, it generally establishes awards for executives at its November or December meeting each year, except for awards related to promotions or new hires. Awards approved during scheduled meetings become effective and are priced as of the date of approval or as of a predetermined future date based on a date of hire. Awards approved by unanimous written consent become effective and are priced as of a predetermined future date. All stock options have a per-share exercise price equal to the closing stock price on the NYSE on the date of the award.
Other Cash and Equity Awards
None.
Retirement Benefits
We offer retirement benefits to our NEOs and other employees intended to provide a competitive source of retirement income. These retirement benefits are provided through the vehicles described below.
RETIREMENT SAVINGS PLAN APPLICABLE TO EMPLOYEES GENERALLY
The Mueller Group LLC Retirement Savings Plan is a 401(k) plan that provides retirement benefits for our non-union employees and those of our participating subsidiaries. Each of our NEOs participated in the plan in fiscal 2021 on the same basis as our other eligible employees, under which we make matching contributions in accordance with the terms of that plan.
Other Benefits
PERQUISITES
We provide certain perquisites to our NEOs that the Compensation Committee believes are reasonable and consistent with our overall compensation program. In fiscal 2021, the Compensation Committee offered the NEOs limited perquisites, including a car allowance (excluding Messrs. Helms and Takeuchi), life insurance, supplemental long-term disability insurance and reimbursement for certain financial planning and annual physical examination expenses. See “Executive Compensation — Summary Compensation Table — All Other Compensation.”
SEVERANCE BENEFITS
Each NEO is entitled to severance benefits. See “Executive Compensation — Potential Payments Upon Termination or Change-in-Control.”
CHANGE-IN-CONTROL BENEFITS
Change-in-control agreements are used to create incentives for executives to build stockholder value and to seek the highest value possible for stockholders should we be acquired, despite the risk of losing employment. Our change-in-control agreements for executives provide for vesting of outstanding equity-based awards and payment of severance amounts upon a change-in-control and operate with a “double trigger” for severance payments and equity awards, meaning severance payments and accelerated vesting of equity awards do not occur unless the executive’s employment is involuntarily terminated (other than for Cause or for termination for Good Reason as defined in the agreements) within 24 months following a change-in-control. The agreements also contain a “best-of-net” provision, so that, in the event excise taxes would be imposed on payments under the agreements, the NEO will, at his or her discretion, either (1) pay the excise tax without assistance from the Company or (2) have the payments reduced to an amount at which an excise tax would no longer be payable.
The Company provides NEOs without a change-in-control agreement with change-in-control benefits via the Company's executive severance plan approved by the Compensation Committee and instituted by the Company in January 2020. For applicable employees, the executive severance plan provides, upon a change-in-control, for vesting of outstanding equity-
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EXECUTIVE COMPENSATION
based awards if a replacement award (as defined in the executive severance plan) is not available and for payment of severance amounts if the executive’s employment is involuntarily terminated (other than for Cause or for termination for Good Reason as defined in the agreement) within 24 months following a change-in-control, i.e., a “double trigger.”
EMPLOYEE STOCK PURCHASE PLAN
Our Employee Stock Purchase Plan (“ESPP”) provides all of our employees an opportunity to purchase Common Stock, subject to certain restrictions, through regular payroll deductions.
HEALTH AND WELFARE BENEFITS
We generally offer group medical, dental, vision, life and long-term disability insurance in a flexible benefits package to all active U.S. employees, except as otherwise required by collective bargaining agreements. Employees are provided life insurance up to one times their base salaries at no charge, other than related income taxes, to the employee. For an additional charge, employees may obtain coverage of up to four times their base salary up to a maximum life insurance benefit of $1,250,000. NEOs participate on the same basis as other eligible employees.
Other Factors Considered by the Compensation Committee
Risk and Incentive Compensation
The Compensation Committee has conducted an assessment of our compensation policies and practices and does not believe these policies and practices are reasonably likely to have a material adverse effect on us. This assessment included a review of the risk profile of our compensation policies and practices for all employees. To facilitate its review, the Compensation Committee engaged its compensation consultant to review our compensation structure to identify design elements that might encourage excessive risk taking. The compensation consultant discussed its review and conclusions with the Compensation Committee. In conducting its review, the Compensation Committee noted several policies and practices that mitigate risk, including:
•Using multiple performance measures in annual incentive awards and capping payout levels;
•Maintaining the ability to reduce annual incentive awards, based on its independent judgment;
•Using multiple long-term incentive vehicles;
•Using overlapping multi-year award cycles in connection with performance shares and capping payout levels; and
•Maintaining stock ownership guidelines, an anti-hedging policy, an anti-pledging policy and a clawback policy.
Tally Sheets
The Compensation Committee regularly reviews “tally sheets” for each executive. The tally sheets contain information concerning prior years’ compensation, proposed compensation for the current year, outstanding equity-based awards (both vested and unvested) and various termination-of-employment scenarios. The tally sheets assist the Compensation Committee in evaluating the many facets of executive compensation, understanding the magnitude of potential payouts as a result of termination-of-employment scenarios and considering changes to our compensation programs, arrangements and plans in light of emerging trends.
Other Compensation Practices and Policies
Role of Compensation Consultant in Compensation Decisions
The Compensation Committee has sole authority to select and retain a compensation consultant, including authority to approve fees and retention terms. For fiscal 2021, the Compensation Committee retained Meridian Compensation Partners, LLC as its compensation consultant. The Compensation Committee reviews the performance of its compensation consultant annually.
In fiscal 2021, the compensation consultant’s responsibilities included, but were not limited to:
•Providing recommendations regarding the composition of our Peer Group;
•Preparing and analyzing Peer Group compensation and plan design data;
•Reviewing and advising on the performance measures to be used in incentive awards;
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•Valuing equity-based awards; and
•Reviewing and advising on principal aspects of executive and non-employee director compensation, including base salaries, bonuses, perquisites and equity-based awards for executives, and cash compensation and equity-based awards for non-employee directors.
The Compensation Committee considered the independence of its compensation consultant in light of standards under NYSE listing standards. The Compensation Committee requested and received a letter from the compensation consultant addressing its independence, including the factors described below:
•Other services provided to us by the consultant;
•Fees paid by us as a percentage of the consultant’s total revenue;
•Policies or procedures maintained by the consultant that are designed to prevent a conflict of interest;
•Any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee;
•Any Common Stock owned by the individual consultants involved in the engagement; and
•Any business or personal relationships between our executives and the consultant or the individual consultants involved in the engagement.
The Compensation Committee took into account these considerations, along with other factors relevant to the compensation consultant’s independence from management, and concluded the compensation consultant is independent and the engagement of the compensation consultant and the services rendered by the compensation consultant did not raise any conflict of interest.
Role of Management in Compensation Decisions
The Compensation Committee reviews information provided by its compensation consultant and uses that information as a reference point for the components of compensation. The Compensation Committee and the Chief Executive Officer discuss the financial metrics and operational goals intended to closely align performance targets of the business units and the Company as a whole with our strategic goals. The Chief Executive Officer makes recommendations to the Compensation Committee for executives other than himself with respect to annual salary adjustments, annual incentive adjustments and grants of equity-based awards under our incentive plans. The Compensation Committee makes the final decision with respect to the compensation of these executives, taking into consideration the Chief Executive Officer’s recommendations.
The Compensation Committee annually receives input from the entire Board with respect to the Chief Executive Officer’s performance and recommends his compensation level to the Board. The Board discusses and approves the annual salary of the Chief Executive Officer. The Chair of the Compensation Committee and Non-Executive Chairman of the Board meet with the Chief Executive Officer to discuss the Chief Executive Officer’s performance and compensation based on evaluations received from the Board.
In fiscal 2021, the Chief Executive Officer was present at all of the Compensation Committee meetings but was excused from the executive sessions of the Compensation Committee and did not participate in deliberations during which his compensation was discussed.
Income Tax Consequences of Executive Compensation
Our compensation programs were designed to permit us to deduct compensation expense under Section 162(m) of the Internal Revenue Code, which historically limited the tax deductibility of annual compensation paid to executives to $1 million, unless the compensation qualified as “performance-based.” The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed (subject to certain transition rules), effective for taxable years beginning after December 31, 2017, such that compensation paid to our NEOs in excess of $1 million is generally not deductible. As a result, we may no longer take a deduction for any compensation paid to our NEOs in excess of $1 million. In fiscal 2021 and in plans for fiscal 2022, the Compensation Committee continued to design compensation programs and make grants that it believes are performance-based and well aligned with the interests of our stockholders.
Previous grants made under the Stock Plan, and the PRSUs granted thereunder, as well as the annual cash incentive award, were structured and were intended to permit such awards to qualify as “performance-based” compensation to maximize the tax deductibility of these awards under Section 162(m). Those awards may not be fully deductible under all circumstances, as a number of additional requirements must be met for the awards to qualify as “performance-based” compensation.
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Compensation Recovery (Clawback) Policy
NEOs are required, to the extent required by law, to reimburse us following the publication of a restatement of our financial statements due to material noncompliance with any financial reporting requirement under the securities laws as a result of misconduct for (a) incentive-based or equity-based compensation received and (b) any profits realized from the sale of our securities during the 12 months prior to discovery of the noncompliance. The Compensation Committee has exclusive authority to interpret and enforce this provision.
The Compensation Committee has adopted a “Clawback Policy” to recover pay that is determined to have been wrongfully earned by managerial or executive employees, including our NEOs. As a result, all equity awards granted after November 30, 2009 include a clause that reduces the number of equity-based awards upon the occurrence of certain events. The Compensation Committee has the exclusive authority to interpret the Clawback Policy, and may offset compensation as necessary to recover amounts due under the Clawback Policy.
Prohibition on Hedging and Pledging
We do not allow directors or employees to hedge the value of our equity securities held directly or indirectly by them. Our policy prohibits the purchase or sale of puts, calls, options or other derivative securities based on our securities, as well as hedging or monetization transactions, purchases of our equity securities on margin and borrowing against any account in which our securities are held. We prohibit pledging of Common Stock by executives or directors.
Stock Ownership Guidelines
The Compensation Committee has adopted stock ownership guidelines to promote a high level of stock retention among executives and non-employee directors. The guidelines require that the total value of the executive’s or non-employee director’s holdings of Common Stock must equal or exceed the specified target value shown below.

Position/Title	Target Ownership
Chief Executive Officer and President	6x base salary
Executive Vice Presidents	3x base salary
Senior Vice Presidents	2x base salary
Vice Presidents	1x base salary
Non-Employee Directors	5x annual retainer
All NEOs and directors are in compliance with our stock ownership guidelines. Our stock ownership guidelines are available on our website at www.muellerwaterproducts.com.
Report of the Compensation and Human Resources Committee
The Compensation Committee participated in the preparation of the Compensation Discussion and Analysis. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
See “Board Structure — Board Committee Information” for information concerning the Compensation Committee and its responsibilities.

Compensation and Human Resources Committee
MICHAEL T. TOKARZ, CHAIR
SHIRLEY C. FRANKLIN
THOMAS J. HANSEN
JERRY W. KOLB
CHRISTINE ORTIZ

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Executive Compensation Tables
Summary Compensation Table
The amounts reported in the following table, including base salary, annual and long-term incentive amounts, benefits and perquisites, are described more fully under “Compensation Discussion and Analysis.”

Name and Principal Position(1)	Fiscal Year	Salary(2) ($)	Bonus(3) ($)	Stock Awards(4) ($)	Option Awards(5) ($)	Non-Equity Incentive Plan Compensation(6) ($)	All Other Compensation(7) ($)	Total ($)
J. Scott Hall President and Chief Executive Officer	2021	821,821	—	2,910,266	540,491	1,223,178	53,275	5,549,031
	2020	777,786	—	2,509,534	—	946,456	52,990	4,286,766
	2019	787,950	—	1,514,329	—	438,889	259,338	3,000,506
Marietta Edmunds Zakas Executive Vice President and Chief Financial Officer	2021	432,791	—	816,844	147,965	443,070	46,968	1,887,638
	2020	404,692	—	755,866	—	344,717	49,395	1,554,671
	2019	409,333	—	457,792	—	159,599	50,426	1,077,149
Steven S. Heinrichs Executive Vice President and Chief Legal and Compliance Officer and Secretary	2021	440,241	—	642,337	116,232	386,312	43,816	1,628,938
	2020	413,001	—	521,697	—	301,538	36,975	1,273,211
	2019	420,000	—	253,320	—	140,364	50,451	864,135
Todd P. Helms Senior Vice President and Chief Human Resources Officer	2021	355,801	—	360,161	81,362	312,216	31,484	1,141,023
	2020	—	—	—	—	—	—	—
	2019	—	—	—	—	—	—	—
Kenji Takeuchi Senior Vice President, Water Management Solutions	2021	356,962	—	311,731	69,732	234,925	19,466	992,816
	2020	—	—	—	—	—	—	—
	2019	—	—	—	—	—	—	—
(1)Effective February 24, 2020, Mr. Helms was appointed Senior Vice President and Chief Human Resources Officer. Mr. Takeuchi was hired November 13, 2019. Effective October 1, 2021, Mr. Takeuchi was appointed Senior Vice President, Water Management Solutions.
(2)Salaries for the NEOs are adjusted, as appropriate, annually and are effective on February 1.
(3)No NEOs received additional amounts not otherwise disclosed.
(4)“Stock Awards” comprise RSUs, Market Units and RONA Units. All RSUs and Market Units are granted on the date of award. RONA Units are granted annually in three equal tranches, beginning on the date of award. For fiscal 2021, the Stock Awards amounts include the aggregate grant date fair values of RSUs and Market Units granted in fiscal 2021 and the third and second tranches of RONA Units awarded in fiscal 2019 and 2020, respectively, for the fiscal 2021 performance period. The dollar amounts shown for Stock Awards represent the aggregate grant date fair values calculated in accordance with ASC 718, Stock Compensation. See “Compensation Discussion and Analysis — Compensation Elements — Long-Term Equity-Based Compensation” for more information. The grant date fair value of the fiscal 2020 and fiscal 2021 Market Units was $14.94 and $15.39 respectively.
(5)“Option Awards” comprise stock options. All stock amounts for the awards represent the grant date fair value of stock options granted under the Stock Plan to each of the NEOs, calculated in accordance with ASC Topic 718. For more information regarding how the Company calculated these amounts, see the audited financial statements contained in our fiscal 2021 Form 10-K. The calculated compensation expense of the option awards recognized for financial reporting purposes will vary from the actual amount ultimately realized by the NEOs due to stock price fluctuations and timing factors related to the NEO’s realization of value from the option. To see the value actually received upon exercise of options by the NEOs in 2021, refer to the 2021 Option Exercises and Stock Vested table. Additional information on all outstanding option awards is reflected in the 2021 Outstanding Equity Awards table and the Grant of Plan-Based Awards Table of this Proxy Statement. See “Compensation Discussion and Analysis — Compensation Elements — Long-Term Equity-Based Compensation” for more information. The grant date fair value of the fiscal 2021 stock options was $3.05.
(6)Amounts reflect annual non-equity incentive plan compensation awards earned by our NEOs based on Company financial performance and EHS-related objectives. In view of the Albertville tragedy, Mr. Hall elected to receive zero percent for the health and safety component of the EHS incentive metric, which reduced the target amount from 10% to 2.5%. The amounts earned for fiscal
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2021 were paid in December 2021. See “Compensation Discussion and Analysis — Compensation Elements — Annual Cash Incentive Awards” for more information.
(7)Amounts reflect the combined value of each NEO’s perquisites and compensation that is not otherwise reflected in the Summary Compensation Table. Amounts for fiscal 2021 are described in “— Summary Compensation Table — All Other Compensation” below.
Summary Compensation Table - All Other Compensation
The following table provides additional detail regarding the amounts presented in the “All Other Compensation” column in the Summary Compensation Table for fiscal 2021.

Name	Vehicle Allowance ($)	Financial Planning(1) ($)	Contributions to 401(k) Plans ($)	Life and Long-Term Disability Insurance ($)	Other(2) ($)	Total ($)
J. Scott Hall	24,000	—	11,758	17,517	—	53,275
Marietta Edmunds Zakas	18,000	7,500	11,613	9,855	—	46,968
Steven S. Heinrichs	18,000	1,269	11,801	8,787	3,959	43,816
Todd P. Helms	—	7,500	14,350	6,223	3,411	31,484
Kenji Takeuchi	—	—	12,544	3,851	3,071	19,466
(1)NEOs are entitled to reimbursement of up to $7,500 for annual financial planning ($10,000 for the CEO).
(2)Other compensation for Messrs. Heinrichs, Helms and Takeuchi consists of reimbursement of annual physical exam expenses. See “Compensation Discussion and Analysis — Compensation Elements — Other Cash and Equity Awards.”
Grants of Plan-Based Awards Table
The following table summarizes the fiscal 2021 grants made to our NEOs on December 2, 2020 on a grant-by-grant basis. Each of the equity-based awards granted during fiscal 2021 and reported in the following table was granted under, and is subject to the terms of, the Stock Plan.

FISCAL 2021 GRANTS OF PLAN-BASED AWARDS TABLE

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Issuance of Shares Under Equity Incentive Plans(6)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(7)	All Other Stock-Based Awards (#)	Grant Date Fair Value of Stock-Based Awards ($)(8)
Name	Award Date		Minimum ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
J. Scott Hall		(1)	—	862,912	1,725,824
	12/2/2020	(2)									49,008	581,235
	12/2/2020	(3)				49,009	98,018	196,036				1,508,497
	12/2/2020	(4)							177,210	11.86		540,491
	12/3/2019	(5)				12,433	24,866	49,732				294,911
	11/27/2018	(6)				22,160	44,319	88,638				525,623
Marietta Edmunds Zakas		(1)	—	302,954	605,907
	12/2/2020	(2)									13,416	159,114
	12/2/2020	(3)				13,417	26,834	53,668				412,975
	12/2/2020	(4)							48,513	11.86		147,965
	12/3/2019	(5)				3,671	7,341	14,682				87,064
	11/27/2018	(6)				6,648	13,296	26,592				157,691
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			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Issuance of Shares Under Equity Incentive Plans(6)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(7)	All Other Stock-Based Awards (#)	Grant Date Fair Value of Stock-Based Awards ($)(8)
Name	Award Date		Minimum ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steven S. Heinrichs		(1)	—	264,145	528,289
	12/2/2020	(2)									10,539	124,993
	12/2/2020	(3)				10,540	21,079	42,158				324,406
	12/2/2020	(4)							38,109	11.86		116,232
	12/3/2019	(5)				2,871	5,742	11,484				68,100
	11/27/2018	(6)				5,263	10,526	21,052				124,838
Todd P. Helms		(1)	—	213,481	426,961
	12/2/2020	(2)									7,377	87,491
	12/2/2020	(3)				7,378	14,755	29,510				227,079
	12/2/2020	(4)							26,676	11.86		81,362
	2/24/2020	(9)				1,922	3,844	7,688				45,590
Kenji Takeuchi		(1)	—	160,633	321,266
	12/2/2020	(2)									6,321	74,967
	12/2/2020	(3)				6,324	12,647	25,294				194,637
	12/2/2020	(4)							22,863	11.86		69,732
	12/3/2019	(5)				1,776	3,552	7,104				42,127
(1)Amounts represent the range of possible cash payouts for fiscal 2021 awards under the annual cash incentive plan as described in “Compensation Discussion and Analysis — Compensation Elements — Annual Cash Incentive Awards.” The amounts that were earned based on actual performance for fiscal 2021 were paid in December 2021 and are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)Represents time-based RSUs. Each RSU entitles the grantee to receive one share of Common Stock upon vesting. The RSUs generally vest in equal installments on the first, second and third anniversaries of the award date. See “Compensation Discussion and Analysis — Compensation Elements — Long-Term Equity-Based Compensation — Time-Based Restricted Stock Units” for more information.
(3)Represents the range of shares of Common Stock that may vest after the end of the three-year cumulative award period applicable to a PRSU award based solely on rTSR performance goals established in fiscal 2021, i.e., Market Units, assuming achievement of threshold, target and maximum performance. The grant date fair value of the fiscal 2021 Market Units was $15.39. See “Compensation Discussion and Analysis — Compensation Elements — Long-Term Equity-Based Compensation — Performance-Based Restricted Stock Units” for more information.
(4)Represents stock options. Upon vesting, each stock option entitles the NEO to purchase one share of our common stock at a specified exercise price. These stock options vest in equal installments on the first, second and third anniversary of the date of award. Once vested, options will generally remain exercisable until their normal expiration dates, which are ten years from the grant date. Grantees generally have ninety days to exercise any vested options upon termination of employment. This period is extended to one year in the event termination results from death and disability and two years in the case of retirement. All outstanding options will immediately terminate if the grantee is terminated for cause. The grant date fair value of the fiscal 2021 stock options was $3.05.
(5)Represents the range of shares of Common Stock that may vest after the end of the three-year award cycle applicable to a PRSU award solely with respect to the fiscal 2021 RONA performance period goals established in fiscal 2021, i.e., RONA Units, assuming achievement of threshold, target and maximum performance.
(6)Represents (i) shares that could have been earned based on the achievement of RONA performance goals in the 2021 performance period in connection with applicable RONA Unit grants and (ii) shares that could be earned based on the achievement of rTSR performance goals established in fiscal 2021 in connection with applicable Market Unit grants. Estimated amounts that may be earned over the three-year RONA Unit award cycle and three-year Market Unit cumulative award period of applicable PRSUs awarded for fiscal 2019, 2020 and 2021 are reflected in the “Outstanding Equity Awards Table” below. Market Units were initially granted in fiscal 2020. See “Compensation Discussion and Analysis — Compensation Elements — Long-Term Equity-Based Compensation — Performance-Based Restricted Stock Units.”
(7)Each stock option granted during fiscal 2021 was granted with a per-share exercise price equal to the closing price of the underlying common stock on the New York Stock Exchange on the award date.
(8)See footnote 4 and footnote 5 to the “Summary Compensation Table” for a description of the methods used to determine grant date fair value of equity-based awards.
PROXY STATEMENT FOR 2022 ANNUAL MEETING 47

EXECUTIVE COMPENSATION
(9)Mr. Helms received an award commensurate with his position and in line with awards granted to the then-current senior officers of the Company at the time of his hiring. This row represents the range of shares of Common Stock that may vest after the end of the three-year award cycle applicable to a PRSU award solely with respect to the fiscal 2021 RONA performance period goals established in fiscal 2021, i.e., RONA Units, assuming achievement of threshold, target and maximum performance.
Outstanding Equity Awards Table
The following table sets forth information detailing the outstanding unexercised options and unvested RSUs and PRSUs held by each of our NEOs at September 30, 2021.

			Option Awards				Stock Awards
			Number of Securities Underlying Options (#)		Option Exercise Price ($)(1)	Option Expiration Date	Number of RSUs That Have Not Vested (#)(2)	Market Value of RSUs That Have Not Vested ($)(3)	Number of Performance Units That Have Not Vested (#)(4)	Market Value of Performance Units That Have Not Vested ($)(3)
Name	Award Date		Exercisable	Unexercisable
J. Scott Hall	11/27/18	(5)					18,993	289,073
	12/03/19	(6)					37,300	567,706
	12/03/19	(7)							76,338	1,161,864
	12/03/19	(8)							55,950	851,559
	12/02/20	(9)					49,008	745,902
	12/02/20	(10)							98,018	1,491,834
	12/02/20	(11)	—	177,210	11.86	12/02/30
Marietta Edmunds Zakas	11/27/18	(5)					5,698	86,724
	12/03/19	(6)					11,012	167,603
	12/03/19	(7)							22,535	342,983
	12/03/19	(8)							16,518	251,404
	12/02/20	(9)					13,416	204,192
	12/02/20	(10)							26,834	408,413
	12/02/20	(11)	—	48,513	11.86	12/02/30
Steven S. Heinrichs	11/27/18	(5)					4,511	68,657
	12/03/19	(6)					8,614	131,105
	12/03/19	(7)							17,627	268,283
	12/03/19	(8)							12,921	196,658
	12/02/20	(9)					10,539	160,404
	12/02/20	(10)							21,079	320,822
	12/02/20	(11)	—	38,109	11.86	12/02/30
Todd P. Helms	02/24/20	(6)					5,766	87,759
	02/24/20	(12)					19,768	300,869
	02/24/20	(7)							10,405	158,364
	02/24/20	(8)							7,498	114,120
	12/02/20	(9)					7,377	112,278
	12/02/20	(10)							14,755	224,571
	12/02/20	(11)	—	26,676	11.86	12/02/30
Kenji Takeuchi	12/03/19	(6)					5,328	81,092
	12/03/19	(7)							10,903	165,944
	12/03/19	(8)							7,992	121,638
	12/02/20	(9)					6,321	96,206
	12/02/20	(10)							12,647	192,487
	12/02/20	(11)	—	22,863	11.86	12/02/30
(1)Option exercise prices are equal to the closing price of Common Stock on the NYSE on the respective grant dates.
(2)This column includes unvested RSUs. RSUs vest in equal installments on the first, second and third anniversaries of the respective award dates.
48 MUELLER WATER PRODUCTS, INC.

EXECUTIVE COMPENSATION
(3)Market value for units in this column is calculated by multiplying the number of RSUs or PRSUs that have not vested by the closing price of Common Stock on the NYSE on September 30, 2021 of $15.22 per share, the last trading day of the fiscal year.
(4)This column includes unvested performance units based upon the applicable performance metric specified.
(5)This row includes RSUs awarded in fiscal 2019 in accordance with the Stock Plan.
(6)This row includes RSUs awarded in fiscal 2020 in accordance with the Stock Plan.
(7)This row includes RONA Units awarded in fiscal 2020 for a three-year award cycle (fiscal 2020 through fiscal 2022) in accordance with the Stock Plan. The PRSUs shown are based on actual RONA performance for fiscal 2020 and 2021 and assume target performance for fiscal 2022. Actual RONA performances for fiscal 2020 and fiscal 2021 were 90.9% and 116.1% of target, respectively. See “Compensation Discussion and Analysis — Compensation Elements — Long-Term Equity-Based Compensation — Performance-Based Restricted Stock Units.”
(8)This row includes Market Units awarded in fiscal 2020 for a cumulative three-year award cycle (fiscal 2021 through fiscal 2022). The PRSUs shown assume target performance for the award cycle. See “Compensation Discussion and Analysis — Compensation Elements — Long-Term Equity-Based Compensation — Performance-Based Restricted Stock Units.” Market Units were initially granted in fiscal 2020.
(9)This row includes RSUs awarded in fiscal 2021 in accordance with the Stock Plan.
(10)This row includes Market Units awarded in fiscal 2021 for a three-year award cycle (fiscal 2021 through fiscal 2023) in accordance with the Stock Plan. The PRSUs shown assume target performance for the award cycle. See “Compensation Discussion and Analysis — Compensation Elements — Long-Term Equity-Based Compensation — Performance-Based Restricted Stock Units.” NOTE: RONA Units were not awarded in fiscal 2021.
(11)This row includes unexercised stock options. Stock options vest in equal installments on the first, second and third anniversaries of the respective award dates.
(12)In conjunction with his hiring, Mr. Helms received an initial bonus RSU award in the amount of $360,000, which vested one-third upon the first anniversary of the award date and will vest two-thirds upon the second anniversary of the award date.
Option Exercises and Stock Vested Table
The following table shows stock options exercised and RSUs and PRSUs vested during fiscal 2021.

	Option Awards		RSU Awards		PRSU Awards(3)
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
J. Scott Hall	—	—	61,145	735,161	120,189	1,829,277
Marietta Edmunds Zakas	25,260	369,631	19,262	231,721	36,056	548,772
Steven S. Heinrichs	—	—	8,817	105,443	28,544	434,440
Todd P. Helms	—	—	11,616	153,099	—	—
Kenji Takeuchi	—	—	2,664	31,382	—	—
(1)Calculated by subtracting the exercise price of the option from the actual trade value of the share on exercise, multiplied by the number of options exercised.
(2)Calculated as the closing price of Common Stock on the NYSE on the vesting date multiplied by the number of RSUs or PRSUs that vested.
(3)Consists only of RONA Units. Market Units were initially granted in fiscal 2021, which potentially vest in 2023.
Pension Plan
None of our NEOs participate in a defined benefit pension plan.
PROXY STATEMENT FOR 2022 ANNUAL MEETING 49

EXECUTIVE COMPENSATION
Employment, Severance and Change-in-Control Arrangements
At September 30, 2021, we maintained employment agreements with each NEO except as noted. Each agreement provides for an annual equity opportunity, which is subject to the discretion of the Compensation Committee, and commensurate with their executive-level position. Each agreement also entitles the employee to receive reimbursement for financial planning services and the cost of an annual physical exam. The following table sets forth certain information with respect to these agreements.

Name	Base Salary Rate(1) ($)	Annual Target Bonus as Percent of Base Salary(2) (%)	Monthly Car Allowance ($)	Annual Vacation	Severance Benefits as Percent of Salary(3) (%)
J. Scott Hall	825,000	105	2,000	4 weeks	300.0
Marietta Edmunds Zakas	437,081	70	1,500	4 weeks	262.5
Steven S. Heinrichs	443,890	60	1,500	4 weeks	262.5
Todd P. Helms(4)	358,750	60	N/A	4 weeks	100.0
Kenji Takeuchi(4)	360,500	45	N/A	4 weeks	100.0
(1)Salaries are reviewed annually. Amounts shown represent annual salary rates as of September 30, 2021.
(2)Payout can range from zero to up to twice the amount of the target based on the satisfaction of predetermined financial, market and operational performance objectives.
(3)Other severance benefits are paid in monthly installments over 24 months, in the case of Mr. Hall, and over 18 months in the case of each other NEO, together with a lump sum payment of unpaid salary and other benefits.
(4)Messrs. Helms and Takeuchi are subject to the Company's executive severance plan and do not maintain separate employment agreements.
At September 30, 2021, we also maintained change-in-control arrangements with each NEO. Under the existing change-in-control agreements with Messrs. Hall and Heinrichs and Ms. Zakas, upon a change-in-control (as defined in the agreement) of the Company and (i) the executive’s employment is terminated other than for Cause or for Good Reason (each as defined in the agreement) within 24 months following a change-in-control or (ii) a replacement award (as defined in the agreement) was not available (i.e., a double trigger), all outstanding options and RSUs would immediately vest. The value of PRSUs reflects the pro rata portion of shares earned during the performance period and payout at target for future performance periods within the award cycle. In addition, if the executive’s employment is terminated other than for Cause or for Good Reason within 24 months following a change-in-control, the executive would be entitled to a lump-sum severance payment equivalent to 2.0x base salary and annual incentive bonus (generally calculated as the greater of (i) the Executive’s annual target bonus and (ii) the average of actual annual incentive bonuses over the preceding three years) and continuation of certain benefits, such as group life and medical insurance coverage for a period of 24 months. The agreements also contain a “best-of-net” provision, so that, in the event excise taxes would be imposed on payments under the agreements, the NEO will either (1) pay the excise tax without assistance from the Company or (2) have the payments reduced to an amount at which an excise tax would no longer be payable, based on which result is more favorable to him or her on an after-tax basis.
Messrs. Helms and Takeuchi receive change-in-control benefits under the executive severance plan. The executive severance plan provides, upon a change-in-control, for vesting of outstanding equity-based awards if a replacement award (as defined in the Executive Severance Plan) is not available and for payment of cash severance amounts if the NEO’s employment is involuntarily terminated (other than for Cause or for termination for Good Reason as defined in the executive severance plan) within 24 months following a change-in-control (i.e., a double trigger). Such cash severance payments would include a lump-sum payment equivalent to the sum of 1.0x base salary and annual target incentive bonus, a pro rata amount of his annual target incentive bonus (prorated based upon the time of service during the applicable fiscal year) and cash equivalent amounts related to other benefits.
50 MUELLER WATER PRODUCTS, INC.

EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change-in-Control
The following table sets forth the potential benefits each NEO would be entitled to receive upon termination of employment in the situations outlined below. The NEO would not be entitled to the severance benefits described below if he or she terminates employment without Good Reason or is terminated for Cause. The amounts shown are estimates and do not necessarily reflect the actual amounts that would be paid to the NEOs, which would only be known at the time they become eligible for payment. The amounts shown are the amounts that could be payable under existing plans and arrangements if the NEO’s employment had terminated on September 30, 2021.
The termination events pursuant to which the NEOs are entitled to potential payments are as follows:
A - Severance arrangement for termination without Cause or for Good Reason
B - Termination without Cause after a change-in-control
C - Death, disability or retirement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL TABLE

Name		Cash Severance ($)		Bonus Earned as of Event Date(1) ($)	Vesting of Unvested Long-Term Awards(2) ($)	Health, Welfare and Other Benefits Continuation(3) ($)	Outplacement(4) ($)	Total ($)
J. Scott Hall	A	2,538,462	(5)	1,223,178	—	59,273	25,000	3,845,913
	B	3,439,286	(6)	1,223,178	5,703,364	124,307	288,750	10,778,885
	C	—		—	5,324,904	—	—	5,324,904
Marietta Edmunds Zakas	A	1,180,960	(5)	443,070	—	57,757	25,000	1,706,787
	B	1,513,692	(6)	443,070	1,624,322	128,643	152,978	3,862,705
	C	—		—	1,512,592	—	—	1,512,592
Steven S. Heinrichs	A	1,199,356	(5)	386,312	—	1,631	25,000	1,612,299
	B	1,450,215	(6)	386,312	1,273,975	125,682	155,362	3,391,546
	C	—		—	1,186,582	—	—	1,186,582
Todd P. Helms	A	698,562	(5)	312,216	—	24,195	25,000	1,059,973
	B	599,827	(6)	312,216	1,087,591	24,195	25,000	2,048,829
	C	—		—	1,029,085	—	—	1,029,085
Kenji Takeuchi	A	623,156	(5)	234,925	—	23,025	25,000	906,106
	B	548,864	(6)	234,925	734,187	23,025	25,000	1,566,001
	C	—		—	680,126	—	—	680,126
(1)Each is entitled to a pro rata share of the current fiscal year bonus in the event of termination without Cause or after a change-in-control. Amounts in this table assume a termination date of September 30, 2021 and represent the actual bonus paid for fiscal 2021 since this amount would not have otherwise been paid at that date.
(2)The value of RSUs is the closing price of Common Stock on September 30, 2021 multiplied by the number of RSUs. The value of PRSUs reflects the pro rata portion of shares earned during the performance period and payout at target for future performance periods within the award cycle. The closing price of our Common Stock on September 30, 2021 on the NYSE was $15.22.
(3)For all NEOs, excluding Messrs. Helms and Takeuchi, health and welfare benefits are continued for up to 42 months from the separation date based on the current elections and plan premiums.
(4)Services in Case A (without Cause termination) will be reasonable in our sole discretion. Services in Case B (change-in-control termination) will be provided for up to two years, but will not exceed 35% of the base salary at the time of termination for Messrs. Hall and Heinrichs and Ms. Zakas or $25,000 for Messrs. Helms and Takeuchi.
(5)Cash severance in Case A (without Cause termination) is equal to a percentage of current annual base salary plus accrued vacation. The percentage applicable to Mr. Hall is 300%. The percentage applicable to Mr. Heinrichs and Ms. Zakas is 262.5%. The percentage applicable to Messrs. Helms and Takeuchi is 100% plus an amount equal to a pro rata annual incentive bonus calculated at target goals. Other severance benefits, if applicable, are paid in monthly installments over 24 months in the case of Mr. Hall and over 18 months in the case of each other NEO, together with a lump sum payment of unpaid salary and other benefits.
(6)Cash severance in Case B (change-in-control termination) for Messrs. Hall and Heinrichs and Ms. Zakas is equal to two times annual base salary plus two times the greater of (i) the annual target bonus and (ii) the average bonus over the last three years, plus accrued vacation. Cash severance in Case B (change-in-control termination) for Messrs. Helms and Takeuchi is equal to one times annual
PROXY STATEMENT FOR 2022 ANNUAL MEETING 51

EXECUTIVE COMPENSATION
base salary and target annual incentive bonus plus pro rata target annual incentive bonus, accrued vacation and ancillary medical benefits. Accrued vacation assumes no vacation has been taken.
CEO Pay Ratio Disclosure
For fiscal 2021, (i) the annual total compensation of our median employee (excluding our CEO) was $58,974 and (ii) the annual total compensation of our CEO was $5,549,031. Based on this information, the ratio of the annual total compensation of our CEO to that of the median employee is approximately 94 to 1. Our employee population consists of approximately 3,400 employees located throughout the world, with approximately 85% in the United States.
To identify the median employee for fiscal 2021, we included all part-time and full-time employees that were employed for any portion of fiscal 2021 so long as they were still actively employed on September 30, 2021. Compensation elements used included regular pay (base salary for exempt population and hourly wages for non-exempt population), bonuses, overtime, shift pay and paid time off. Commissions and executive perquisites were omitted from the median employee selection calculation. Using this methodology, we determined the “median employee” was a full-time, hourly employee located in the United States.
52 MUELLER WATER PRODUCTS, INC.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Proposal Three
Ratification of the Appointment of our Independent Registered Public Accounting Firm for Fiscal 2022
The Board recommends a vote FOR this proposal.
The Audit Committee has authority to retain and terminate the services of our independent registered public accounting firm. The Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements and internal control over financial reporting for the fiscal year ending September 30, 2022, subject to negotiation of definitive fee arrangements. Although stockholder ratification of Ernst & Young’s appointment is not required, the Board believes submitting the appointment to our stockholders for ratification is a matter of good corporate governance. See below for a description of the fees Ernst & Young billed us for fiscal 2021 and fiscal 2020.
A representative of Ernst & Young is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to respond to stockholder questions.
Fees and Services of the Independent Registered Public Accounting Firm
The Audit Committee appointed Ernst & Young as the independent registered public accounting firm to audit our consolidated financial statements and internal control over financial reporting for fiscal 2021.
Audit Fees and Other Fees
The following table shows the approximate fees for audit and other services provided by Ernst & Young for fiscal years 2021 and 2020 (in millions). All fees in 2021 and 2020 were pre-approved by the Audit Committee.

	2021	2020
Audit fees(1)	$3.0	$3.0
Audit-related fees	—	—
Tax fees	—	—
Total fees	$3.0	$3.0
(1)Reflects fees for professional services performed by Ernst & Young for annual audits (including out-of-pocket expenses) and quarterly limited reviews of our consolidated financial statements.
Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm
The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm. For both types of pre-approval, the Audit Committee considers whether the services are consistent with the Securities and Exchange Commission (“SEC”) rules on auditor independence and whether the independent registered public accounting firm is able to provide the most effective service. Audit and non-audit fees to be incurred by the independent registered public accounting firm for services permitted by the Sarbanes-Oxley Act of 2002 to be performed by such firm must be approved in advance by the Audit Committee Chairman (for individual projects in amounts up to $100,000) or the Audit Committee. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firm to ensure the services are within the parameters approved by the Audit Committee.
PROXY STATEMENT FOR 2022 ANNUAL MEETING 53

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Report of the Audit Committee
Committee Composition and Skills
The Audit Committee is comprised of four independent directors meeting the requirements of applicable SEC and New York Stock Exchange (“NYSE”) rules. The Board has determined all Audit Committee members are “financially literate” for purposes of the NYSE Listed Company Manual (the “NYSE Manual”) and select members qualify as audit committee “financial experts” within the meaning of the rules and regulations of the SEC. See “Proposal One - Election of Ten Directors — The Board of Directors” for a description of the business background of each member. No member of the Audit Committee serves on the audit committee of more than three public companies.
Meetings
The Audit Committee met 13 times during fiscal 2021, including 11 times by video/teleconference. Meetings include periodic executive sessions with the independent registered public accounting firm, internal auditors and management.
Responsibilities of the Audit Committee, Management and the Independent Auditor
The Audit Committee’s key responsibilities are set forth in its charter, which was approved by the Board and is available on our website at www.muellerwaterproducts.com. See “Corporate Governance — Board Operations — Board Committee Information” for more information concerning the Audit Committee and its responsibilities. With respect to the Company's consolidated financial statements for fiscal 2021 and internal control over financial reporting:
•Management was responsible for preparing the financial statements and establishing and maintaining effective internal control over financial reporting. The Audit Committee was responsible for monitoring and overseeing the financial reporting and audit functions, as well as the internal control over financial reporting and disclosure.
•Ernst & Young, the independent auditors for fiscal 2021, was responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and was also responsible for performing an independent audit of, and expressing an opinion on, the Company’s internal control over financial reporting.
•The Audit Committee reviewed and discussed with management and Ernst & Young the audited consolidated financial statements for the year ended September 30, 2021, the quarterly consolidated financial statements and operating results for each quarter in the fiscal year and the related significant accounting and disclosure issues, the Critical Audit Matters (“CAMs”) and the effectiveness of internal control over financial reporting.
•The Audit Committee reviewed management’s report contained in the annual report on Form 10-K for the year ended September 30, 2021 (“Annual Report”), as well as Ernst & Young’s Reports of the Independent Registered Public Accounting Firm included in the Annual Report related to its audits of the consolidated financial statements and internal control over financial reporting.
•The Audit Committee discussed with Ernst & Young matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, Ernst & Young provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with Ernst & Young the firm’s independence.
Audited Consolidated Financial Statements
Based on the foregoing discussions with and reports of management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management, the Audit Committee recommended to the Board the inclusion of our consolidated financial statements in the Annual Report.

Audit Committee
JERRY W. KOLB, CHAIR
BERNARD G. RETHORE
JEFFERY S. SHARRITTS
STEPHEN C. VAN ARSDELL

54 MUELLER WATER PRODUCTS, INC.

BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table lists information as of December 13, 2021 regarding the number of shares of Common Stock beneficially owned by each incumbent director, each NEO, all of our directors and current executive officers as a group, and each person or group known by us to own more than 5% of our Common Stock. Unless otherwise noted, voting power and investment power in Common Stock are exercisable solely by the named person.
At December 13, 2021, there were 156,851,845 shares of Common Stock outstanding.

Name and Address of Beneficial Owner(1)	Aggregate Number of Shares of Common Stock Beneficially Owned(2)		Percent of Outstanding Common Stock
Shirley C. Franklin Director	68,776	(3)	*
Scott Hall Director, President and Chief Executive Officer	403,990		*
Thomas J. Hansen Director	115,113	(3)	*
Jerry W. Kolb Director	138,808	(3)	*
Mark J. O’Brien Non-Executive Chairman	191,843	(3)	*
Christine Ortiz Director	26,407	(3)	*
Bernard G. Rethore Director	188,007	(3)	*
Jeffery S. Sharritts Director	—	(3)
Lydia W. Thomas Director	148,643	(3)	*
Michael T. Tokarz Director	401,135	(3)	*
Stephen C. Van Arsdell Director	53,511	(3)	*
Marietta Edmunds Zakas Executive Vice President and Chief Financial Officer	379,597		*
Steven S. Heinrichs Executive Vice President, Chief Legal and Compliance Officer and Secretary	84,025		*
Todd P. Helms Senior Vice President and Chief Human Resources Officer	19,486		*
Kenji Takeuchi Senior Vice President, Water Management Solutions	16,714		*
All directors and executive officers as a group (19 individuals)	2,346,607		1.5%
The Vanguard Group, Inc. PO Box 2600, V26, Valley Forge, PA 19482-2600	13,804,752	(4)	8.8%
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	12,949,937	(5)	8.3%
PROXY STATEMENT FOR 2022 ANNUAL MEETING 55

BENEFICIAL OWNERSHIP OF COMMON STOCK

Name and Address of Beneficial Owner(1)	Aggregate Number of Shares of Common Stock Beneficially Owned(2)		Percent of Outstanding Common Stock
Impax Asset Management Group plc, et al. 7th Floor, 30 Panton Street, London, SW1Y 4AJ	12,096,848	(6)	7.7%
Nuance Investments, LLC 4900 Main Street, Suite 220, Kansas City, MO 64112	10,078,185	(7)	6.4%
*Less than 1% of outstanding common stock
(1)The address of each of our directors and executive officers is c/o Mueller Water Products, Inc., 1200 Abernathy Road, N.E., Suite 1200, Atlanta, Georgia 30328.
(2)Beneficial ownership as reported in the table has been determined in accordance with the rules of the SEC. Under those rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of, or to direct the disposition of, such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Except as indicated in other notes to this table, directors and executive officers possessed sole voting and investment power with respect to all shares of Common Stock referred to in the table. See “Executive Compensation — Outstanding Equity Awards at Fiscal Year-End Table” for more information concerning outstanding equity awards to our NEOs and “Director Compensation — Director Compensation Summary” for more information concerning outstanding equity awards to our directors.
(3)Each non-employee director, with the exception of Dr. Ortiz and Mr. Sharritts, is “retirement-eligible” under and for purposes of the Stock Plan. Accordingly, for purposes of this table, all outstanding equity-based awards for the retirement eligible non-employee directors are deemed vested. Beginning with the equity-based awards granted to directors in January 2014, all such awards to directors require a grantee who is or becomes retirement-eligible prior to an initial vesting date to remain in continuous service from the grant date through at least the first anniversary thereof to receive accelerated vesting upon retirement. The beneficial ownership reported in the table assumes each grantee of an award on February 9, 2021 will remain in continuous service through February 9, 2022 and/or all awards granted on February 9, 2021 will vest on or before February 9, 2022. Excludes Mr. Tokarz's 194,663 stock equivalent shares of Common Stock, which settle in cash in accordance with the Directors' Deferred Fee Plan.
(4)As reported on Schedule 13G/A filed with the SEC on February 10, 2021, The Vanguard Group, Inc. has sole investment discretion with respect to 13,528,214 shares, shared voting power with respect to 159,961 shares and shared investment discretion with respect to 276,538 shares.
(5)As reported on Schedule 13G/A filed with the SEC on January 29, 2021, BlackRock, Inc. has sole investment discretion of 12,949,937 shares and sole voting power with respect to 12,626,255 shares.
(6)As reported on Schedule 13G filed with the SEC on February 16, 2021, Impax Asset Management Group plc and Impax Asset Management Limited each have sole investment discretion with respect to 12,096,848 shares and sole voting power with respect to 12,096,848 shares.
(7)As reported on Schedule 13G filed with the SEC on February 12, 2021, Nuance Investments, LLC has sole investment discretion with respect to 10,078,185 shares and sole voting power with respect to 10,078,185 shares.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a company’s common stock (together, “Reporting Persons”) to file initial reports of ownership and reports of changes in ownership with the SEC. Reporting Persons are required by SEC rules to furnish companies with copies of all Section 16(a) forms they file. Based solely on a review of copies of such forms furnished to us and written representations from the executive officers and directors, we believe our Reporting Persons complied with all Section 16 filing requirements during fiscal 2021, with the exception of (i) one Form 4 filing for each of J. Scott Hall, Marietta Edmunds Zakas, Steven Heinrichs, William Cofield, Chad Mize, Kenji Takeuchi, Scott Floyd and Michael Nancarrow in connection with certain grants of equity awards and shares withheld to cover the tax liability on the lapse of restrictions on vested awards, which filings were made one business day late due to technical and administrative errors; (ii) one Form 4 filing for Mr. Cofield in connection with the withholding of shares to cover the tax liability on the lapse of restrictions on RSUs made one business day late due to administrative error; (iii) one Form 4 filing for Todd Helms in connection with one transaction; (iv) one Form 4 filing for Michael Tokarz reporting the acquisition of phantom stock in connection with dividend reinvestment on phantom stock acquired under the Directors’ Deferred Fee Plan filed one business day late due to administrative error; (v) one Form 4 filing for Suzanne Smith in connection with the sale of shares acquired under the Mueller Water Products, Inc. Employee Stock Purchase Plan; and (vi) two amended Form 4 filings for Mr. Mize which corrected the number of shares withheld to cover the tax liability on the lapse of restrictions on vested awards.
56 MUELLER WATER PRODUCTS, INC.

QUESTIONS ABOUT VOTING AND THE ANNUAL MEETING
When and where is the Annual Meeting?
In light of the public health and travel concerns our stockholders may have and the protocols that federal, state and local governments have and may impose regarding COVID-19, this year’s Annual Meeting will be conducted virtually on February 7, 2022. You will be able to virtually (i) attend the Annual Meeting, (ii) vote your shares and (iii) submit questions during the meeting via live webcast by visiting www.meetnow.global/MFCCZPC.
To participate virtually at the Annual Meeting, you will need the voter control number included in your proxy materials or on your proxy card. We encourage you to allow ample time for online check-in as the meeting will begin promptly at 10:00 a.m. Eastern Time. Please note that there is no in-person meeting for you to attend.
The Annual Meeting will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time to allow you ample time to log in to the live webcast and test your computer audio system. We recommend that you carefully review in advance the procedures needed to gain admission virtually to the Annual Meeting.
What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will vote virtually on matters summarized in this Proxy Statement. This Proxy Statement contains important information for you to consider when deciding how to vote.
Who is entitled to vote?
You may vote virtually at the Annual Meeting, and any adjournment or postponement thereof, if you were a holder of record of our Common Stock at the close of business on December 13, 2021, the record date. On the record date, there were 156,851,845 shares of Common Stock outstanding. Each share of Common Stock represented at the Annual Meeting is entitled to one vote.
Who is soliciting my vote?
The Board is soliciting your proxy to vote your shares at the Annual Meeting. We made our proxy solicitation materials available to you on the Internet or, upon your request, we have delivered printed versions of these materials to you by mail, in connection with our solicitation of proxies.
What is included in the proxy materials?
The proxy materials for the Annual Meeting include the Notice of Internet Availability of Proxy Materials, this Proxy Statement and the Annual Report. If you requested printed versions by mail, these proxy materials also include the proxy card or voting instruction form for the Annual Meeting. These materials were first sent or made available to stockholders on or about December 22, 2021.
What proposals require my vote, what vote is required to approve each proposal, how will abstentions and broker non-votes be treated and how does the Board recommend I vote?

Voting Item	Voting Standard	Treatment of Abstentions & Broker Non-Votes	Board Recommendation
Elect Directors	Majority of votes cast	Not counted as votes cast and, therefore, no effect	FOR each director nominee
Approve executive compensation	Majority of votes cast	Not counted as votes cast and, therefore, no effect	FOR
Ratify Auditor	Majority of votes cast	N/A	FOR
PROXY STATEMENT FOR 2022 ANNUAL MEETING 57

QUESTIONS ABOUT VOTING AND THE ANNUAL MEETING
Will any other business be conducted at the Annual Meeting?
Management is not aware of any items, other than those referred to in this Proxy Statement, that may properly come before the Annual Meeting.
How are proxies voted?
Shares represented by all valid proxies received on time will be voted as specified. If a valid proxy form is received and does not indicate specific choices, the shares will be voted in accordance with the Board’s recommendations. The Board has designated each of Scott Hall, Steven S. Heinrichs and Chason Carroll as proxies for the Annual Meeting.
How may I vote?
If your shares are registered directly in your name with our transfer agent, you are a “registered stockholder.” Registered stockholders may vote by:
•Internet at the web address noted in the Notice of Internet Availability of Proxy Materials, proxy materials email or proxy card that you received (we encourage you to vote in this manner);
•Telephone through the number noted in the proxy card that you received (if you received a proxy card);
•Signing and dating your proxy card (if you received a proxy card) and mailing it to the indicated address; or
•Virtually attending the Annual Meeting and voting your shares.
If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided. To virtually vote at the Annual Meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to virtually attend the Annual Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form.
After obtaining a valid legal proxy from your broker, bank or other agent, to then register to virtually attend the Annual Meeting, you must e-mail to Computershare at legalproxy@computershare.com your name and e-mail address and either (a) the forwarded e-mail from your bank, broker or nominee containing your legal proxy or (b) an attached image of your legal proxy. Upon successful preregistration, a beneficial owner will receive a confirmation e-mail from Computershare confirming registration and providing a control number to enter the virtual meeting as a stockholder. See “How can I register for the Annual Meeting?” below for additional details.
If you plan to vote other than by virtually attending the Annual Meeting and voting your shares, your vote must be received by 10:00 a.m., Eastern Time, on February 7, 2022.
How can I ask questions pertinent to meeting matters?
Stockholders may submit questions either before the annual meeting (beginning January 31, 2022) or during the Annual Meeting. If you wish to submit a question either before or during the meeting, please log into www.meetnow.global/MFCCZPC and enter your 15-digit voter control number, then follow the instructions to submit a question. Questions pertinent to meeting matters will be answered during the meeting, subject to time limitations.
How can I change my vote?
You can revoke a proxy prior to the completion of voting at the Annual Meeting by:
•Voting again using the Internet or by telephone prior to the Annual Meeting;
•Delivering a later-dated proxy card; or
•Voting your shares virtually at the meeting (if you are a beneficial stockholder).

58 MUELLER WATER PRODUCTS, INC.

QUESTIONS ABOUT VOTING AND THE ANNUAL MEETING
What constitutes a quorum for the Annual Meeting?
The holders of a majority of the voting power of the outstanding shares of Common Stock at the close of business on the record date must be present, either personally or represented by proxy, to constitute a quorum necessary to conduct the Annual Meeting. Shares represented by proxies received but marked as abstentions or as withholding voting authority for any or all director nominees, and shares represented by proxies received but reflecting broker non-votes, will be counted as present at the Annual Meeting for purposes of establishing a quorum.
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?
We are permitted by SEC rules to furnish proxy materials to stockholders by providing access to those documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless they request them. The Notice provides instructions on how to access and review the Proxy Statement and the Annual Report over the Internet at www.proxyvote.com (for beneficial stockholders) and www.envisionreports.com/MWA (for registered stockholders), and how to submit a proxy over the Internet. If you would like to receive a paper or email copy of the proxy materials, please follow the instructions in the Notice.
What does it mean if I receive more than one Notice, proxy materials email or proxy card?
It means you have multiple accounts holding Common Stock with brokers and/or our transfer agent. You will need to vote separately with respect to each Notice, proxy materials email or proxy card you receive.
What do I need to do if I want to attend the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting. There is no physical location for this meeting.
You can attend the Annual Meeting online, vote and submit questions pertinent to meeting matters during the meeting by visiting www.meetnow.global/MFCCZPC. Please follow the registration instructions below.
The Annual Meeting will begin promptly at 10:00 a.m., Eastern Time, on February 7, 2022. We encourage you to access the meeting prior to the start time in order to log in to the live webcast and test your computer audio system.
How can I register for the Annual Meeting?
If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the Proxy Card or Notice that you received with this Proxy Statement. To access the meeting, you will need the 15-digit control number printed on your card or notice.
If you are a beneficial owner (i.e., you hold your shares through an intermediary, such as a bank or broker), you must register in advance to attend the Annual Meeting virtually on the Internet. To register, you must submit a legal proxy that reflects your proof of proxy power. The legal proxy must reflect your Mueller Water Products, Inc. holdings along with your name. Please forward a copy of the legal proxy and your email address to Computershare either by email to legalproxy@computershare.com (forward the email from your broker or attach an image of your legal proxy) or by mail to Computershare, Mueller Water Products, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.
Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on February 2, 2022. You will receive a confirmation of your registration by email (or by mail if no email address is provided) after Computershare receives your registration materials.
How are proxies solicited and what is the cost?
We bear all expenses incurred in connection with the solicitation of proxies. We have engaged Alliance Advisors LLC to assist with the solicitation of proxies for an estimated fee of $10,000, plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial holders of Common Stock. Our directors, officers and employees also may solicit proxies in return for no additional compensation.
PROXY STATEMENT FOR 2022 ANNUAL MEETING 59

QUESTIONS ABOUT VOTING AND THE ANNUAL MEETING
How can I submit my proposal for inclusion in next year’s proxy?
SEC rules permit stockholders to submit proposals for inclusion in our proxy statement if the stockholder and the proposal meet the requirements specified in Rule 14a-8 under the Exchange Act.
•When to submit? Any stockholder proposals submitted in accordance with Rule 14a-8 must be received at our principal executive offices no later than August 24, 2022.
•Where to submit? Proposals should be addressed to Corporate Secretary, Mueller Water Products, Inc., 1200 Abernathy Road, N.E., Suite 1200, Atlanta, Georgia 30328.
•What to submit? Proposals must conform to and include the information required by Rule 14a-8.
We encourage stockholders to contact our Corporate Secretary prior to submitting a stockholder proposal or any time they have concerns about us.
How can I present a proposal for consideration at next year’s annual meeting?
Our Bylaws provide that any stockholder proposal, including director nominations, that is not submitted for inclusion in next year’s proxy statement under Rule 14a-8, but is instead sought to be presented directly at next year’s annual meeting of stockholders must be delivered to our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date we commenced mailing these proxy materials.
•When to submit? Stockholder proposals submitted under these Bylaw provisions must be received no earlier than August 24, 2022 and no later than September 23, 2022.
•Where to submit? Proposals should be addressed to Corporate Secretary, Mueller Water Products, Inc., 1200 Abernathy Road, N.E., Suite 1200, Atlanta, Georgia 30328.
•What to submit? Proposals must include the information required by our Bylaws, which are available on our website. If the notice delivered to our Corporate Secretary does not contain all of the information specified in our Bylaws, the proposed business will not be transacted at the annual meeting.
By Order of the Board of Directors.
STEVEN S. HEINRICHS
Corporate Secretary
Atlanta, Georgia
December 22, 2021
60 MUELLER WATER PRODUCTS, INC.

GENERAL INFORMATION
Other Business for Presentation at the Annual Meeting
The Board and management do not intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, nor do they know of any business that other persons intend to present virtually at the Annual Meeting. Should any other matter or business requiring a vote of stockholders arise, the persons named in the enclosed proxy intend to exercise the authority conferred by the proxy and vote the shares represented thereby in respect of any such other matter or business in accordance with their best judgment in the interest of Mueller Water Products, Inc.
Other Information
Consolidated financial statements for Mueller Water Products, Inc. are included in the 2021 Annual Report filed with the SEC, 100 F Street, N.E., Washington, D.C. 20549, and the New York Stock Exchange. A copy of the 2021 Annual Report (excluding exhibits) will be furnished, without charge, by writing to the Corporate Secretary, Mueller Water Products, Inc., 1200 Abernathy Road, N.E., Suite 1200, Atlanta, Georgia 30328. The 2021 Annual Report is also available on the SEC’s website at www.sec.gov or on our website at www.muellerwaterproducts.com.
PROXY STATEMENT FOR 2022 ANNUAL MEETING 61

EXHIBIT A - RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES TO GAAP PERFORMANCE MEASURES
The Company presents adjusted net income, adjusted net income per diluted share, adjusted operating income, and adjusted EBITDA as performance measures because management uses these measures in evaluating the Company’s underlying performance on a consistent basis across periods and in making decisions about operational strategies. Management also believes these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company’s recurring performance. These are considered measures not calculated in accordance with GAAP, and are therefore considered non-GAAP measures. The Company provides the following reconciliations of these non-GAAP measures to their most comparable GAAP measures.

Year Ended September 30, 2021
Reconciliation of Non-GAAP Performance Measures to GAAP Performance Measures (in millions)
Net income	$70.4
Strategic reorganization and other charges	8.0
Loss on early extinguishment of debt	16.7
Inventory restructuring write-down	2.4
Benefit of one-month results related to elimination of reporting lag	(1.4)
Income tax benefit of adjusting items	(6.6)
Adjusted net income	$89.5

Weighted average diluted shares outstanding	159.2

Adjusted net income per diluted share	$0.56

Net income	$70.4
Income tax expense	24.5
Interest expense, net	23.4
Loss on early extinguishment of debt	16.7
Pension benefit other than service	(3.3)
Operating income	131.7
Strategic reorganization and other charges	8.0
Inventory restructuring write-down	2.4
Benefit of one-month results related to elimination of reporting lag	(1.4)
Adjusted operating income	140.7
Pension benefit other than service	3.3
Depreciation and amortization	59.6
Adjusted EBITDA	$203.6

62 MUELLER WATER PRODUCTS, INC.

	GAAP	Reporting Adjustments	Adjusted Non-GAAP As Reported	Other(1) Adjustments	Performance Evaluation Basis
	(in millions)
Fiscal Year 2021 Cash Flow From Operations	$156.7	$—	$156.7	$19.3	$176.0

(1)Includes amounts related to the elimination of the Krausz one-month reporting lag, the acquisition of i2O Water Ltd, restructuring payments and other charges and cash paid for income taxes, net of refunds.

PROXY STATEMENT FOR 2022 ANNUAL MEETING 63

MUELLER®

ECHOLOGICS®

HYDRO GATE®

HYDRO-GUARD®

HYMAX®

i2O®

JONES®

KRAUSZ ®

MI.NET®

MILLIKEN®

PRATT®

PRATT INDUSTRIAL®

SINGER®

U.S. PIPE VALVE
AND HYDRANT

MUELLER Mueller Water Products

Mueller Water Products, Inc.
1200 Abernathy Road, N.E., Suite 1200
Atlanta, GA 30328
www.muellerwaterproducts.com

©2021 Mueller Water Products, Inc.
Trademarks referred to herein are owned
by Mueller International, LLC or other
affiliates of Mueller Water Products, Inc.

MUELLER Mueller Water Products

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/MWA** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/MWA

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2022 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 – 3.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Shirley C. Franklin	☐	☐	☐	02 - Scott Hall	☐	☐	☐	03 - Thomas J. Hansen	☐	☐	☐
04 - Mark J. O'Brien	☐	☐	☐	05 - Christine Ortiz	☐	☐	☐	06 - Bernard G. Rethore	☐	☐	☐
07 - Jeffery S. Sharritts	☐	☐	☐	08 - Lydia W. Thomas	☐	☐	☐	09 - Michael T. Tokarz	☐	☐	☐
10 - Stephen C. Van Arsdell	☐	☐	☐								

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

The 2022 Annual Meeting of Stockholders of Mueller Water Products, Inc. will be held on Monday, February 7, 2022 at 10:00 am ET, virtually via the internet at www.meetnow.global/MFCCZPC.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the 2022 Annual Meeting of Stockholders of Mueller Water Products, Inc.
The Proxy Statement and the 2021 Annual Report are available at:
www.envisionreports.com/MWA

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/MWA

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Mueller Water Products, Inc.

+

Notice of 2022 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — February 7, 2022

Scott Hall, Steven S. Heinrichs and Chason Carroll, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2022 Annual Meeting of Stockholders of Mueller Water Products, Inc. to be held on February 7, 2022 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.	**Comments** — Please print your comments below.

+

MUELLER Mueller Water Products

VOTE

Online

Go to **www.envisionreports.com/MWA** or scan the QR code – login details are located in the shaded bar below.

Stockholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the Mueller Water Products, Inc. Annual Meeting to be Held on February 7, 2022.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and 2021 Annual Report to stockholders are available at:

www.envisionreports.com/MWA

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.envisionreports.com/MWA**.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before January 25, 2022 to facilitate timely delivery.

2NOT

Stockholder Meeting Notice

The 2022 Annual Meeting of Stockholders of Mueller Water Products, Inc. will be held on Monday, February 7, 2022 at 10:00 am ET, virtually via the internet at www.meetnow.global/MFCCZPC. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2-3:

1. Election of Directors:
   01 - Shirley C. Franklin
   02 - Scott Hall
   03 - Thomas J. Hansen
   04 - Mark J. O'Brien
   05 - Christine Ortiz
   06 - Bernard G. Rethore
   07 - Jeffery S. Sharritts
   08 - Lydia W. Thomas
   09 - Michael T. Tokarz
   10 - Stephen C. Van Arsdell
2. To approve, on an advisory basis, the compensation of the Company's named executive officers.
3. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2022.
4. To transact any other business properly brought before the Annual Meeting and any reconvened or rescheduled meeting following any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on December 13, 2021 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

– **Internet** – Go to **www.envisionreports.com/MWA.** Click Cast Your Vote or Request Materials.

– **Phone** – Call us free of charge at 1-866-641-4276.

– **Email** – Send an email to investorvote@computershare.com with "Proxy Materials Mueller Water Products, Inc." in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by January 25, 2022.